As filed with the Securities and Exchange Commission on
                         June 22, 2005 An Exhibit List can be found on page II-9
                                                     Registration No. 333-124367


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                          ----------------------------
                               Amendment No. 1 to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          -----------------------------

                          VERIDICOM INTERNATIONAL, INC.
                 (Name of small business issuer in its charter)

Delaware                                7373                     95-2577731
(State or other Jurisdiction      (Primary Standard           (I.R.S. Employer
of Incorporation or           Industrial Classification      Identification No.)
Organization)                       Code Number)

                               3800-999 3rd Avenue
                         Seattle, Washington 98104-4023
                                 (206) 224-6206
          (Address and telephone number of principal executive offices and principal place of business)

                                Paul Mann, Chief
                                Executive Officer
                          Veridicom International, INC.
                               3800-999 3rd Avenue
                         Seattle, Washington 98104-4023
                                 (206) 224-6206
            (Name, address and telephone number of agent for service)

                                   Copies to:
                                Marc Ross, Esq.
                              Yoel Goldfeder, Esq.
                      Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.


If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                         CALCULATION OF REGISTRATION FEE

Title of each class of securities       Number of Shares to          Proposed         Proposed maximum            Amount of
         to be registered                be registered (1)           maximum         aggregate offering         registration
                                                                  offering price            price                    fee
                                                                    per share
------------------------------------  ------------------------  ------------------  ---------------------  ---------------------
    Common stock, $0.001 par value             8,031,496 (2)         $1.60(3)           $12,850,393.60        $     1,512.49
    issuable upon conversion of
    Callable Secured Convertible
    Notes
------------------------------------  ------------------------  ------------------  ---------------------  ---------------------
    Common Stock, $0.001 par value            20,400,000 (4)         $4.00(5)           $   81,600,000        $     9,604.32
    issuable upon exercise of
    Warrants
------------------------------------  ------------------------  ------------------  ---------------------  ---------------------
              Total                           28,431,496                                                      $    11,116.81
------------------------------------  ------------------------  ------------------  ---------------------  ---------------------

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of callable secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the callable secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the callable secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the callable secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying the callable secured convertible notes to account for market fluctuations.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on April 26, 2005, which was $1.60 per share.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $3.00 and $5.00 per share to account for antidilution adjustments.

(5) Calculated in accordance with Rule 457(g)(1).

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JUNE 22, 2005



                          VERIDICOM INTERNATIONAL, INC.
                              28,431,496 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholders of up to 28,431,496 shares of our common stock, including up to 8,031,496 shares of common stock underlying secured convertible notes in a principal amount of $5,100,000 and up to 20,400,000 issuable upon the exercise of common stock purchase warrants. The secured convertible notes are convertible into our common stock at $1.27. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.


      Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "VRDI.ob". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on June 21, 2005, was $1.40.


      Investing in these securities involves significant risks. See "Risk Factors" beginning on page 8.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is ________, 2005.

      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Veridicom International, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                          VERIDICOM INTERNATIONAL, INC.

      We have five subsidiaries: (i) Esstec, Inc., (ii) Essential Tec Pakistan (Private) Limited, (iii) Veridicom Inc., (iv) Cavio Corporation and (v) Veridicom International (Canada) Inc.

      Esstec, Inc. is a professional services company that focuses on e-commerce initiatives, interactive multimedia, and mobile software applications for clients in various industries, including the telecommunications and entertainment industries.

      Pakistan Ltd. was incorporated on April 19, 2000 to establish the business of software development for the international markets and to export software and technology. Esstec, Inc. owns approximately 63.4% of Pakistan Ltd.

      Veridicom Inc. designs, manufactures and delivers hardware and software products that enable strong authentication solutions based on fingerprint biometrics. Veridicom Inc. markets a complete fingerprint biometrics platform on which applications can be built.

      Cavio Corporation produces technology tools designed to protect users from fraud, misrepresentation, security and privacy issues by allowing users to biometrically authenticate themselves to secure control access and confirm identity across a number of industries.

      Veridicom International (Canada) Inc. was formed to be our Canadian operating company.

      For the year ended December 31, 2004, we generated $384,853 in revenue and a net loss of $3,720,261. As a result of recurring losses from operations and a net deficit in working capital, our auditors, in their report dated February 11, 2005, have expressed substantial doubt about out ability to continue as a going concern.

      Our executive offices are located at 3800-999 3rd Avenue, Seattle, WA 98014, and our telephone number is (206) 224-6206. We are a Delaware corporation.

The Offering

Common stock offered by
selling stockholders   ...................... Up to 28,431,496 shares, including
                                              the following:

                                              -  up to 8,031,496 shares of
                                                 common stock underlying secured
                                                 convertible notes in the
                                                 principal amount of $5,100,000
                                                 (includes a good faith estimate
                                                 of the shares underlying the
                                                 callable secured convertible
                                                 notes to account for market
                                                 fluctuations antidilution and
                                                 price protection adjustments,
                                                 respectively), and

                                              -  up to 20,400,000 shares of
                                                 common stock issuable upon the
                                                 exercise of common stock
                                                 purchase warrants at an average
                                                 exercise price of $4.00 per
                                                 share (includes a good faith
                                                 estimate of the shares
                                                 underlying warrants to account
                                                 for antidilution adjustments).

                                                 This number represents 179.47%
                                                 of our current outstanding
                                                 stock.

Common stock to be outstanding
after the offering..........................  Up to 44,273,603 shares.

Use of  proceeds............................  We  will  not  receive  any proceeds from the sale of the
                                              common stock. However, we will
                                              receive the sale price of any
                                              common stock we sell to the
                                              selling stockholder upon exercise
                                              of the warrants. We expect to use
                                              the proceeds received from the
                                              exercise of the warrants, if any,
                                              for general working capital
                                              purposes.

Over-The-Counter Bulletin Board Symbol.....   VRDI


      The above information regarding common stock to be outstanding after the offering is based on 15,842,107 shares of common stock outstanding as of June 21, 2005 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders.

      To obtain funding for the purpose of payment of legal settlements, general corporate and operating purposes, including product development and enhancements, sales and marketing efforts and payment of consulting and legal fees, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., AJW Partners, LLC, Alpha Capital, Enable Growth Partners L.P., Whalehaven Capital Fund Limited Meadowbrook Opportunity Fund LLC and TCMP3 Partners on February 25, 2005 for the sale of (i) $5,100,000 in callable secured convertible notes and
(ii) stock purchase warrants to buy an aggregate of 10,200,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these callable secured convertible notes and warrants.

      On February 25, 2005, the investors purchased $1,700,000 in callable secured convertible notes and received warrants to purchase an aggregate of 3,400,000 shares of our common stock. Between April 29, 2005 and May 9, 2005, the investors purchased an additional $1,700,000 in callable secured convertible notes and received warrants to purchase an aggregate of 3,400,000 shares of our common stock.

      The investors are obligated to provide us with an additional $1,700,000 to be funded within five business days of the effectiveness of this registration statement, so long as our common stock is listed on the American Stock Exchange.

      The callable secured convertible notes bear interest at 10%, mature three years from the date of issuance, and the principal is convertible into our common stock, at the investors' option, at $1.27. Based on this conversion price, the $5,100,000 callable secured convertible notes, excluding interest, are convertible into 4,015,748 shares of our common stock. Interest on the callable secured convertible notes can be paid, at our option, in cash or common stock based upon the conversion price. If an event of default occurs and is continuing, the conversion price of the callable secured convertible notes will be equal to the lesser of (i) $0.91 or (ii) 50.0% of the daily volume weighted average price of our common stock for the 5 days prior to the date a conversion notice is sent to us.


      We may prepay the callable secured convertible notes in the event that no event of default exists, and there are a sufficient number of shares available for conversion of the callable secured convertible notes. The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

      The warrants are exercisable until five years from the date of issuance. Half of the warrants are designated as Series A Warrants and have an exercise price of $3.00 per share and the other half are designated as Series B Warrants and have an exercise price of $5.00 per share. In addition, the exercise price of the warrants is adjusted in the event we issue common stock at a price below market.

      The investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and exercise the warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our common stock.

      In addition to the foregoing issuances, for services provided in connection with the foregoing financing transaction we issued warrants to purchase an aggregate 207,087 shares of our common stock to certain selling stockholders. An aggregate of 100,000 of such warrants have an exercise price of $3.50 per share and the remaining 107,087 warrants have an exercise price of $1.27 per share.

      See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the callable secured convertible notes.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

                     Risks Related to Our Financial Results

Our stock price is volatile and could decline in the future.

      The price of our common stock has been volatile in the past and will likely continue to fluctuate in the future. The stock market in general and the market for shares of technology stocks in particular has experienced extreme stock price fluctuations. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies in the technology and related industries, including us, have experienced dramatic volatility in the market prices of their common stock.

We have an accumulated deficit, are not currently profitable and expect to incur significant expenses in the future as we implement our new business model, which may reduce our profitability.

      We have incurred a cumulative net loss since inception and are currently experiencing negative cash flow. We expect to continue to experience negative cash flow and operating losses for the foreseeable future as we continue to make significant expenditures for acquisitions, sales and marketing, international expansion, infrastructure development and general and administrative functions, in light of our new business model. As a result, we will need to generate significant revenues to achieve profitability. If our revenues grow more slowly than we anticipate, or if our operating expenses exceed expectations, we may experience reduced profitability.

Our auditors have indicated uncertainty concerning our ability to continue operations as a going concern.

      Our auditors have indicated uncertainty concerning our ability to continue as a going concern as of the most recent audited financial statements. We cannot assure you that our ability to obtain additional customers or financing sources will be impaired as a result of this qualification. Additionally, we cannot assure you that our proposed projects and services, if fully developed, can be successfully marketed or that we will ever achieve significant revenues or profitable margins and therefore remain a going concern.

We will be required to raise additional capital to fund our operations.


      We completed two of three rounds of a private placement to raise an aggregate of $5,100,000. The first of three equal installments of $1,700,000 was received in February, 2005, the second installment was received between April, 2005 and May, 2005 and the final closing of $1,700,000 is contingent upon triggering events set forth in the Securities Purchase Agreement. If we cannot complete the third installment of this placement and cannot raise needed funds on acceptable terms, we will not be able to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. Also, any new equity securities may have greater rights, preferences or privileges than our existing common stock. A material shortage of capital will require us to take drastic steps such as reducing our level of operations, disposing of selected assets or seeking an acquisition partner. If cash is insufficient, we will not be able to continue operations.


We will be required to amend our previous periodic reports filed with the Securities and Exchange Commission.

      We have failed to timely respond to comments generated by the Securities and Exchange Commission on several of our previously filed periodic reports. In addition, our previous auditors resigned largely as a result of periodic reports being filed prior to their review. Although we are currently working with our new auditors to address these concerns, we will be required to amend certain previously filed periodic reports and there can be no assurance that we will not be required to restate previously filed financial statements, or be subject to regulatory action by the Securities and Exchange Commission. Any of these actions would have a material adverse effect on us and the price of our common stock.

If we fail to maintain effective internal controls over financial reporting, the price of our Common Stock may be adversely affected.

      Our internal controls over financial reporting may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or operating results. In addition, management's assessment of our internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal controls over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

                          Risks Related To Our Business

We face intense competition from other biometric security solution providers as well as identification and security systems providers.

      A significant number of established and startup companies have developed or are developing hardware for fingerprint biometric security applications that currently compete or will compete directly with those products designed, developed and sold by us. Other companies have developed or are developing and marketing biometric security applications for the recognition of fingerprints that currently compete or will compete with those products designed, developed and sold by us. Some of these companies have developed or are developing and marketing semiconductor or optically based direct contact fingerprint image capture devices. Other companies have developed or are developing and marketing other methods of biometric identification such as retinal blood vessel or iris pattern, facial structure, or voice recognition.

      If one or more of these technologies or approaches were widely adopted, it would significantly reduce the potential market for our products. Our products also compete with non-biometric technologies such as certificate authorities and traditional keys, cards, surveillance systems and passwords. Many competitors offering products that are competitive with our products and services have significantly more cash and resources than us. The biometric security market is a rapidly evolving and intensely competitive market, and we believe that additional competitors may enter the market and become significant long-term competitors.

      We expect competition to increase and intensify in the near term in the biometrics markets. Companies competing with us may introduce products that are competitively priced, have increased performance or functionality or incorporate technological advances not yet developed or implemented by us.

Some present and potential competitors have financial, marketing, research, and manufacturing resources substantially greater than we have.

      In order to compete effectively in this environment, we must continually develop and market new and enhanced products at competitive prices and must have the resources available to invest in significant research and development activities. The failure to do so could have a material adverse effect on its business operations, financial results and stock price.

We will need to raise additional equity or debt financing in the future.

      We will need to raise financing in the future to fund our operations. If successful in raising additional financing, we may not be able to do so on terms that are not excessively dilutive to our existing stockholders or less costly than existing sources of financing. Failure to secure additional financing in a timely manner and on favorable terms if and when needed in the future could have a material adverse effect on our financial performance, balance sheet and stock price and require us to implement cost reduction initiatives and curtail operations.

Our business will not grow unless the market for our security solutions expands both domestically and internationally.

      A large portion of our revenues is derived from the sale of security products and services. We cannot accurately predict the future growth rate, if any, or the ultimate size of the biometric technology market. The expansion of the market for our products and services depends on a number of factors, including:

      o the cost, performance and reliability of its products and services and the products and services of our competitors;

      o customers' perception of the benefit of biometric security solutions;

      o public perceptions of the intrusiveness of these solutions and the manner in which firms are using the biometric information collected;

      o public perceptions regarding the confidentiality of private information;

      o     customers' satisfaction with our products and services; and

      o marketing efforts and publicity regarding these products and services.

      Certain groups have publicly objected to the use of biometric products for some applications on civil liberties grounds and legislation has been proposed to regulate the use of biometric security products. From time to time, fingerprint recognition and other biometrics technologies have been the focus of organizations and individuals seeking to curtail or eliminate the use of these technologies on the grounds that these technologies may be used to diminish personal privacy rights. In the event that such initiatives result in restrictive legislation, the market for fingerprint recognition products may be adversely affected. Even if biometric markets develop as we hope, our products and services may not gain wide market acceptance. Even if biometric security solutions gain wide market acceptance, our products and services may not adequately address the market requirements.

The biometrics industry is characterized by rapid technological change and evolving industry standards, which could render our existing products obsolete.

      Our future success will depend upon our ability to develop and introduce a variety of new products and services and enhancements to these new products and services in order to address the changing and sophisticated needs of the marketplace. Frequently, technical development programs in the biometrics industry require assessments to be made of the future directions of technology and technology market generally, which are inherently difficult to predict.

Delays in introducing new products, services and enhancements, the failure to choose correctly among technical alternatives or the failure to offer innovative products and services at competitive prices may cause customers to forego purchases of our products and services and purchase those of our competitors.

      The development of new or enhanced products and services is a complex and uncertain process that requires the accurate anticipation of technological and market trends. We may experience development, marketing and other technological difficulties that may delay or limit our ability to respond to technological changes, evolving industry standards, competitive developments or customer requirements. You should also be aware that:

      o Our technology may become obsolete upon the introduction of alternative technologies;

      o We may incur substantial costs if we need to modify our products and services to respond to these alternative technologies;

      o We may not have sufficient resources to develop or acquire new technologies or to introduce new products or services capable of competing with future technologies;

      o We may be unable to acquire the rights to use the intellectual property necessary to implement new technology; and

      o When introducing new or enhanced products or services, we may be unable to effectively manage the transition from older products and services.

      Continued participation by us in the market for biometric products that are linked to forensic quality databases under the jurisdiction of governmental agencies may require the investment of resources in upgrading our products and technology in order for us to compete and to meet regulatory and statutory standards. We may not have adequate resources available to us or may not adequately keep pace with appropriate requirements in order to effectively compete in the marketplace.

Defects in our products and services could diminish demand for our products and services, which may harm our business.

      Because our products and services are complex, they may contain errors or defects that are not found until after they are used by our customers. Errors or defects that subsequently arise could seriously harm our reputation and its ability to generate sales to new or existing customers.

      Our products and services are used in systems with other vendors' products. These products and services can be adequately tested only when they are successfully integrated with these systems. Errors may be found in new products or releases after shipment and our products and services may not operate as expected. Errors or defects in our products and services could result in:

      o     loss of revenues and increased service and warranty costs;

      o     delay in market acceptance;

      o     loss of salaries; and

      o     injury to our reputation.

We may be subject to loss in market share and market acceptance as a result of manufacturing errors, delays or shortages.

      Performance failure in our products or certain of our services may cause loss of market share, delay in or loss of market acceptance, additional warranty expense or product recall, or other contractual liabilities. The complexity of certain of the fingerprint recognition systems make the manufacturing and assembly process of such products, especially in volume, complex. This may in turn lead to delays or shortages in the availability of certain products, or, in some cases, the unavailability of certain products. The negative effects of any delay or failure could be exacerbated if the delay or failure occurs in products or services that provide personal security, secure sensitive computer data, authorize significant financial transactions or perform other functions where a security breach could have significant consequences.

      If a product or service launch is delayed or is the subject of an availability shortage because of problems with our ability to manufacture or assemble the product or service successfully on a timely basis, or if a product or service otherwise fails to meet performance criteria, we may lose revenue opportunities entirely and/or experience delays in revenue recognition associated with a product or service in addition to incurring higher operating expenses during the period required to correct the defects. We may be subject to repair, replacement, reimbursement and liability claims for products that fail to work or to meet applicable performance criteria.

      There is a risk that for unforeseen reasons we may be required to repair or replace a substantial number of products in use or to reimburse customers for products that fail to work or meet strict performance criteria. We attempt to limit remedies for product or service failure to the repair or replacement of malfunctioning or noncompliant products or services, and also attempts to exclude or minimize exposure to product and related liabilities by including in its standard agreements warranty disclaimers and disclaimers for consequential and related damages as well as limitations on its aggregate liability. From time to time, in certain complex sale or licensing transactions, each entity may negotiate liability provisions that vary from such standard forms.

Our existing and proposed international business exposes us to additional risks that may result in future additional costs or limit the market for product sales.

      Products and services provided to our international customers account for a significant part of our revenues. In addition, key component of our business plan is to expand our reach in our foreign markets. Conducting business outside of the United States subjects us to additional risks, including:

      o     changes in regulatory requirements;

      o     reduced protection of intellectual property rights;

      o     evolving privacy laws;

      o     tariffs and other trade barriers;

      o     difficulties in staffing and managing foreign operations;

      o     problems in collecting accounts receivable; and

      o     difficulties in authenticating customer information.

      We will face risks inherent to new ventures in each new market that we enter, including a lack of acceptance of our business model. We may also incur substantial costs related to entering into new markets, which may not be recoverable if we are unsuccessful in these markets. Failure to recover these costs and expenses may materially adversely impact our cash flow and ability to meet our regular operating expenses, which may, in turn harm our ability to serve our customers and our competitive position to obtain new customers.

      In addition, a portion of our technology base is in Pakistan. We could be adversely affected by any major hostilities involving Pakistan, which result in the interruption or curtailment of trade between Pakistan and its trading partners. For example, if the United States or any of its trading partners reinstitutes the recently lifted trade sanctions, it may adversely impact our ability to continue our Pakistani operations.

If we fail to attract and retain employees, our growth could be limited and our costs could increase, which may adversely affect our results of operations and financial position.

      Our future success depends in large part upon our ability to attract, train and retain highly skilled executive-level management and creative and technical personnel. The competition in the technology industry for such personnel is intense, and we cannot be sure that we will be successful in attracting, training and retaining such personnel. Some of our employees and executive officers have joined our company recently, and all employees are subject to "at will" employment. High turnover resulting in additional training expense would decrease its profitability. We cannot guarantee that we will be able to replace any of our management personnel in the event their services become unavailable.

Our failure to maintain the proprietary nature of our technology, intellectual property and manufacturing processes could have a material adverse effect on our business, operating results and financial condition and on our ability to compete effectively.

      We principally rely upon patent, trademark, copyright, trade secret and contract law to establish and protect our proprietary rights. There is a risk that claims allowed on any patents or trademarks that we hold may not be broad enough to protect our technology. In addition, our patents or trademarks may be challenged, invalidated or circumvented and management cannot be certain that the rights granted thereunder will provide us with competitive advantages. Moreover, any current or future issued or licensed patents, or trademarks, or currently existing or future developed trade secrets or know-how may not afford sufficient protection against competitors with similar technologies or processes, and the possibility exists that certain of our already issued patents or trademarks may infringe upon third party patents or trademarks or be designed around by others.

      In addition, there is a risk that others may independently develop proprietary technologies and processes, which are the same as, substantially equivalent or superior to those possessed by us or become available in the market at a lower price.

      There is a risk that we have infringed or in the future will infringe patents or trademarks owned by owners, that we will need to acquire licenses under patents or trademarks belonging to others for technology potentially useful or necessary to us and that licenses will not be available on acceptable terms, if at all.

      We may have to litigate to enforce our patents or trademarks or to determine the scope and validity of other parties' proprietary rights. Litigation could be very costly and divert management's attention. An adverse outcome in any litigation may have a severe negative effect on our financial results and stock price. To determine the priority of inventions, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office or oppositions in foreign patent and trademark offices, which could result in substantial cost to us and limitations on the scope or validity our patents or trademarks.

      We also rely on trade secrets and proprietary know-how, which we seek to protect by confidentiality agreements with our employees, consultants, service providers and third parties. There is a risk that these agreements may be breached, and that the remedies available to us may not be adequate. In addition, our trade secrets and proprietary know-how may otherwise become known to or be independently discovered by others.

Failure to increase our brand awareness could limit our ability to compete effectively.

      If the marketplace does not associate us with high-quality products and services, we may be unable to keep our existing customers, attract new customers or successfully introduce new products and services. Competitive and other pressures may require us to increase our marketing expenses to promote our brand name, and the benefits associated with brand creation may not outweigh the risks and costs associated with establishing our brand name. Our failure to develop a strong brand name or the incurrence of excessive costs associated with establishing our brand name may harm our business.

We have a lengthy sales and implementation cycle, which increases the cost of completing sales and renders completion of sales less predictable.

      If we are unable to license our products and services to new customers on a timely basis or if our existing and proposed customers and their end-users suffer delays in the implementation and adoption of its services, our revenue may be limited and business and prospects may be harmed. Our customers must evaluate our technology and integrate our products and services into the products and services they provide. In addition, our customers may need to adopt a comprehensive sales, marketing and training program in order to effectively implement some of its products. For these and other reasons, the cycle associated with establishing licenses and implementing our products can be lengthy.

Our success depends on our ability to grow and develop our direct and indirect distribution channels and the inability to do so could adversely affect future operating results.

      Our failure to grow and develop our direct sales channel or to increase the number of our indirect distribution channels could have a material adverse effect on its business, operating results and financial condition. We must continue to develop relationships with existing channel partners or they may choose to devote greater resources to supporting the products of competitors.

We may be adversely impacted by the events of and actions in response to September 11, 2001. A recurrence of terrorist attacks may have a material adverse impact on our business plan, operations and financial condition.

      We may be adversely affected by the events of September 11, 2001, and the war in Iraq. At this time, the long term effects of these events, or other similar or related events that may occur in the future, on the biometrics industry or on worldwide economic conditions. We cannot assure you that our business plan, will not be adversely impacted by future terrorist attacks or actions taken in response to those attacks.

               Risks Relating To Our Current Financing Arrangement

There are a large number of shares underlying our callable secured convertible notes, and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.


      As of June 21, 2005, we had 15,842,107 shares of common stock issued and outstanding and callable secured convertible notes outstanding or an obligation to issue callable secured convertible notes that may be converted into an estimated 8,050,513 shares of common stock at current market prices, and outstanding warrants or an obligation to issue warrants to purchase 10,200,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding callable secured convertible notes may increase if there is an event of default. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

If there is an event of default, the continuously adjustable conversion price feature of our callable secured convertible notes become applicable, which could have a depressive effect on the price of our common stock.

      Upon an event of default the callable secured convertible notes are convertible into shares of our common stock at a 50% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The issuance of shares upon conversion of the callable secured convertible notes and exercise of outstanding warrants may cause immediate and substantial dilution to our existing stockholders.

      The issuance of shares upon conversion of the callable secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their callable secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

If we are required for any reason to repay our outstanding callable secured convertible notes, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the callable secured convertible notes, if required, could result in legal action against us, which could require the sale of substantial assets.


      On February 25, 2005, we entered into a Security Purchase Agreement involving the sale of an aggregate of $5,100,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 10,200,000 shares of our common stock. The callable secured convertible notes are due and payable, with 10% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $3,400,000 callable secured convertible notes outstanding, the investor is obligated to purchase additional callable secured convertible notes in the aggregate amount of $1,700,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against us in excess of $100,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us and the delisting of our common stock could require the early repayment of the callable secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured within the specified grace period. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

                         Risks Related To This Offering

There is no assurance of an established public trading market, which would adversely affect the ability of investors in our company to sell their securities in the public markets.

      Although our common stock trades on the Over-the-Counter Bulleting Board (the "OTCBB"), a regular trading market for the securities may not be sustained in the future. The NASD has enacted recent changes that limit quotations on the OTCBB to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTCBB of these rule changes and other proposed changes cannot be determined at this time. The OTCBB is an inter-dealer, Over-The-Counter market that provides significantly less liquidity than the NASD's automated quotation system (the "NASDAQ Stock Market"). Quotes for stocks included on the OTCBB are not listed in the financial sections of newspapers as are those for The Nasdaq Stock Market. Therefore, prices for securities traded solely on the OTCBB may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock will be influenced by a number of factors, including:

      o     the issuance of new equity securities;

      o     changes in interest rates;

      o competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

      o     variations in quarterly operating results;

      o     change in financial estimates by securities analysts;

      o     the depth and liquidity of the market for our common stock;

      o investor perceptions of our company and the technologies industries generally; and

      o     general economic and other national conditions.

The limited prior public market and trading market may cause volatility in the market price of our common stock.

      Our common stock is currently traded on a limited basis on the OTCBB under the symbol "VRDI." The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to volatility. In the absence of an active trading market:

      o investors may have difficulty buying and selling or obtaining market quotations;

      o     market visibility for our common stock may be limited; and

      o a lack of visibility for our common stock may have a depressive effect on the market for our common stock.

Our common stock could be considered a "penny stock."

      Our common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under
Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a "recognized" national exchange;
(iii) it is NOT quoted on The Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Broker-dealer requirements may affect trading and liquidity.

      Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

      Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our restricted stock in the public marketplace could reduce the price of our common stock.

      From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act ("Rule 144"), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company that has satisfied a two-year holding period. In addition, we completed the first of three rounds of a private placement in February 2005, whereby we granted the investors in the private placement certain registration rights with respect to the shares of common stock underlying their securities. Any substantial sale of common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of our securities.

Certain provisions of our Certificate of Incorporation and Delaware law and may make it more difficult for a third party to effect a change- in-control.

      Our Certificate of Incorporation authorizes the Board of Directors to issue up to 2,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control.

      In addition, we are also subject to Section 203 of the Delaware General Corporation Law that, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder. The preceding provisions of our Certificate of Incorporation, as well as Section 203 of the Delaware General Corporation Law, could discourage potential acquisition proposals, delay or prevent a change-in-control and prevent changes in our management, even if such things would be in the best interests of our stockholders.

                                 USE OF PROCEEDS


      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, we have received gross proceeds of $3,400,000 from the sale of the callable secured convertible notes and the investors are obligated to provide us with an additional $1,700,000 within five days of this prospectus being declared effective. The proceeds received from the sale of the callable secured convertible notes will be used for payment of legal settlements, general corporate and operating purposes, including product development and enhancements, sales and marketing efforts and payment of consulting and legal fees.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock is traded on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol "VRDI.ob." Prior to February 23, 2004, our common stock traded under the symbol "AVRT.ob." The following table sets forth the high and low bid prices of our Common Stock, as reported by the OTCBB for each quarter since our stock began trading on the OTCBB. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.


                                                                 2005
                                                      -----------    -----------
                                                          High*           Low*
                                                      -----------    -----------
1st Quarter ........................................  $      2.95    $      1.31


                                                                 2004
                                                      -----------    -----------
                                                          High*           Low*
                                                      -----------    -----------
1st Quarter ........................................  $      8.00    $      4.00
2nd Quarter ........................................         5.70           3.45
3rd Quarter ........................................         5.50           1.50
4th Quarter ........................................         4.00           2.30

                                                                 2003
                                                      -----------    -----------
                                                          High           Low*
                                                      -----------    -----------
1st Quarter ........................................  $      3.50    $      1.06
2nd Quarter ........................................         6.00           2.94
3rd Quarter ........................................         7.00           1.20
4th Quarter ........................................         6.00           3.45

* The high and low per share prices reflect our stock split that occurred on April 23, 2003 (1:7 stock reverse split).


      As of June 21, 2005, there were approximately 657 holders of record of our common stock.


      We have appointed U. S. Stock Transfer Corporation, 1745 Gardena Ave., Glendale, CA 91204-2991, as transfer agent for our shares of Common Stock.

Equity Compensation Plan Information

      The following table summarizes our equity compensation plan information as of December 31, 2004.

      On February 7, 2005, the Board of Directors of the Company approved the granting of 1,025,000 shares to officers, directors and employees of the Company under the 2004 Stock Option Plan.

                                                                                                      Number of Shares
                                                                                                    Remaining Available
                                                     Number of Shares to                            for Future Issuance
                                                       Be Issued upon                                   Under Equity
                                                         Exercise of          Weighted-Average       Compensation Plans
                                                         Outstanding          Exercise Price of      (Excluding Shares
                                                      Options, Warrants     Outstanding Options,        Reflected in
                                                         and Rights          Warrants and Rights        Column (a))
                  Plan Category(1)                           (a)                     (b)                    (c)
                  ----------------                     ----------------        ----------------       ----------------
Equity Compensation plans approved by
      stockholders..............................

         2004 Stock Option Plan                           1,025,000                  $1.79                 975,000

         2000 EssTec Plan                                 1,451,708                  $2.54                 548,292

         1999 Alpha Virtual Plan                          1,058,082                  $1.40               4,441,918

Equity Compensation plans not approved by
      stockholders..............................                 --                     --                      --
      Total.....................................          3,534,790                  $1.98               5,965,210

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND PLAN OF OPERATIONS

Overview

      We were incorporated in Delaware on September 9, 1987 under the name Perceptronics, Inc. From our inception through fiscal 2000, we were engaged in the design, development and manufacture of computer-based simulation systems for training and decision support. These systems included both hardware and software and are used to train personnel in the use of various military and commercial equipment. Much of our simulator business was in the foreign defense industry. The tightening of defense budgets worldwide, combined with the continuing consolidation and competition in the defense industry, negatively impacted the growth and profit opportunities for small companies such as ours. As a result, in July 2000, we refocused our business. In connection with the refocus, we sold the assets related to our computer based simulation system line of business to a developer and manufacturer of specialized defense simulation products. We then commenced development of commercial products in the area of Internet collaboration.

      However, we lacked the funds necessary to exploit our developed products. As a result, in October 2002, we entered into a license agreement with our then principal stockholder, Global Alpha Corporation ("GAC") pursuant to which GAC was granted an exclusive license to our software and systems commonly referred to as the "IC3D Framework" (the "System"). The System encompassed substantially all of our software including software developed to support multi-user online collaborative interactivity in a broad variety of applications employing a variety of virtual media over a number of networks including the Internet and intra-nets. Under the license agreement, GAC agreed to pay us a license fee of 10% of the revenue generated from the sale or use of the System up to $1.0 million, 9% up to $2.0 million, 8% up to $3.0 million and, thereafter, 7% of the revenue generated. No revenue has been generated to date.

      In connection with the license agreement, in October 2002 we terminated substantially all of our employees, and except for our license agreement, ceased all of our prior operating activities. Our principal activities became directed to reducing our liabilities and seeking possible acquisitions. Management's objective was to acquire an operating company that has experienced management and the potential for profitable growth in exchange for our securities.

      On April 28, 2003, we entered into an Agreement and Plan of Merger with EssTec, Inc., a privately-held Nevada corporation ("EssTec"). In accordance with the merger, on May 8, 2003, we, through our wholly-owned subsidiary, Alpha Acquisition Corporation, a Nevada corporation, acquired EssTec in exchange for 4,259,496 shares of our Common Stock. The transaction contemplated by the agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

      On May 8, 2003, in connection with the EssTec merger, we changed our fiscal year end from March 31 to December 31.

      On November 25, 2003, we entered into an Agreement and Plan of Merger with Veridicom, Inc., a privately-held California corporation ("Veridicom"). In accordance with the merger, on November 25, 2003, we, through our wholly-owned subsidiary, A/V Acquisition Corporation, a Nevada corporation, acquired Veridicom in exchange for 3,500,000 shares of our Common Stock; 3,250,000 shares were issued to the holders of Veridicom stock and 250,000 shares were issued into escrow to cover indemnification obligations, if any, of Veridicom. The transaction contemplated by the agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

      On January 16, 2004, we entered into an Agreement and Plan of Merger with Cavio Corporation, a privately-held Washington corporation ("Cavio"). In accordance with the merger, on February 20, 2004, we, through our wholly-owned subsidiary, A/VII Corporation, a Nevada corporation, acquired Cavio in exchange for 5,119,140 shares of our Common Stock. The transaction contemplated by the agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

Description of the Company Post-Merger

      Following the merger with Cavio, we realigned our business strategy to leverage the core operations of each of our subsidiaries. We have five operational subsidiaries: Esstec, Essential Tec Pakistan (Private) Limited ("Pakistan Ltd."), Veridicom Inc., Cavio, and Veridicom International (Canada) Inc. ("Canada Inc.").

      Our core strategy is to build a comprehensive authentication suite of products and services, with market-specific applications that leverage the core identity management infrastructure. We believe there is a significant need for an auditable, scalable product solution capable of linking an individual to a specific electronic event or transaction -- a strong authentication solution that safeguards legitimate interests and adheres to emerging electronic commerce legislation. Our identity management solutions employ public key infrastructure and a "virtual token" based technology to control, audit and monitor the identification processes for electronic events and transactions.

      We will focus on transforming the market for biometrics and growing the market beyond traditional security applications. In particular, the strategy will be to expand the traditional security offerings to include security and convenience value propositions for commercial or point-of-sale transactions. By developing customizable applications as well as authentication technology, we are endeavoring that our brand become synonymous with secure, authenticated transactions.

      We offer a solution that we believe not only addresses an organization's current requirements for stronger and more scalable authentication and authorization, but also addresses a future vision for security, via a combination of centralized and distributed identity repositories and administration tools. Utilizing biometric technology, we provide organizations with an authentication solution that also provides users with increased convenience by reducing the reliance on passwords.

      We have a strong management team with combined experience in sales and marketing, vertical market knowledge, technology development, and hardware integrated circuit design. In addition, we will have access to a network of advisors and consultants with significant expertise in technology, government, security, and financial services. These advisors will be invited to form a more formal advisory board to provide strategic direction for products and services, and, they may be leveraged to provide targeted business development contacts in key target markets.

      There are several factors that management believes will provide new opportunities or present new challenges for us. We believe that regulatory, technological, and cultural changes will create new opportunities. International distribution arrangements are currently in place, while new channels are being developed.

      Since March 1, 2004, we have undertaken a comprehensive review of all pre-merger operations. This on-going review has included all facets of operations, including the supply chain, product development, previous sales and marketing agreements, internal controls and reporting systems. Based on this review, we have decided that a thorough reorganization of all of the companies is warranted, including a re-evaluation of the supply chain, method of manufacture, product strategy and other organizational procedures. Although distracting in the short-term, we believe that this review is in the long-term best interests of the Company and our stockholders. As part of the reorganization, we closed our Sunnyvale, California offices on April 15, 2004 in favor of a more cost effective and efficient development environment in the Pacific Northwest.

Critical Accounting Policies Used in Financial Statements

      We prepare our financial statements in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management's estimates and judgments are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

      Veridicom International, Inc., ("we," "us," "our," or the "Company"), formerly known as Alpha Virtual, Inc. is a Delaware Corporation formerly headquartered in California that was formed on September 9, 1987. The name of the Company was changed to Veridicom International, Inc. in February 2004. The Company consolidated its corporate offices in Seattle, Washington, and Vancouver, British Columbia in April 2004.

Going Concern

      Our financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of December 31, 2004 we have incurred a net loss of $3,720,261 and have a working capital deficit, which raises doubt about our ability to continue as a going concern. We are currently devoting our efforts to raising additional capital and investigating potential merger candidates. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Mergers

      On April 28, 2003 we entered into an Agreement and Plan of Merger with Esstec Inc., a privately held Nevada corporation ("Esstec"),. In accordance with the Merger, on May 8, 2003, we, through our wholly owned subsidiary, Alpha Acquisition Corporation ("AAC"), a Nevada Corporation, acquired Esstec in exchange for 4,259,496 shares of the Alpha's common stock. For accounting purposes Esstec acquired Alpha in a reverse merger under the purchase method of accounting. The financial statements in the filings of Alpha became those of Esstec. The legal entity (Alpha) retained its name until it was changed to Veridicom International, Inc. in February 2004. Thus, the financial statements are still those of "Esstec, Inc."

      On November 25, 2003, we entered into an Agreement and Plan of Merger with Veridicom, Inc. ("Veridicom Inc."), a California corporation, through AAC whereby we acquired Veridicom Inc. in exchange for 3,500,000 shares of Veridicom Inc.'s common stock. 3,250,000 shares were issued to the holders of Veridicom Inc.'s stock, and 250,000 shares were issued into escrow to cover Veridicom Inc.'s indemnification obligations, if any. Veridicom's stockholders owned approximately 35% of our common stock outstanding as of November 25, 2003.

      On January 16, 2004, we entered into an Agreement and Plan of Merger with Cavio Corporation, a privately held Washington corporation ("Cavio"). The merger became effective on February 20, 2004 following a special meeting of Cavio's stockholders. In accordance with the merger, on February 20, 2004, through its wholly owned subsidiary, A/VII Acquisition Corporation, a Nevada corporation, acquired Cavio in exchange for 5,119,140 shares of our common stock. We recorded goodwill of $3,792,019 for this acquisition.

                Cash                                    $   164,791
                Receivables                                  14,043
                Stock subscription receivable               129,821
                Prepaid expenses                              4,874
                Fixed assets, net                           109,473
                                                        -----------
                                                            423,002
                                                        -----------
            Less liabilities assumed
                Accounts payable and accrued expenses      (694,009)
                Loans payable                               (28,693)
                                                        -----------
                                                           (722,702)
                                                        -----------
            Net liabilities                             $  (299,700)
                                                        ===========
            Net liabilities assumed                     $   299,700
            Stock issued for acquisition                    299,700
            Common stock issued into escrow               3,192,619
                                                        -----------
            Goodwill                                    $ 3,792,019
                                                        ===========


      The following unaudited proforma condensed consolidating statement of operations for the year period ended December 31, 2004 gives effect to the above transaction as if it had occurred on January 1, 2004.

                      Veridicom         Cavio Corporation        Proforma              Proforma
                  International Inc.     for the period         Adjustments          Consolidated
                   Consolidated for     from November 01,
                    the year ended      2003 to February
                  December 31, 2004         19, 2004
                 ------------------    ------------------    ------------------   ------------------
Revenues         $          384,853    $               --    $               --   $          384,853
(Expenses)               (4,196,622)             (481,715)                   --           (4,678,337)
Other                        91,508                (3,367)                   --               88,141
                 ==================    ==================    ==================   ==================
Net loss         $       (3,720,261)   $         (485,082)   $               --   $       (4,205,343)

Operations

      We have five operational subsidiaries: Esstec, Essential Tec Pakistan (Private) Limited ("Pakistan Ltd."), Veridicom Inc., Cavio, and Veridicom International (Canada) Inc. ("Canada Inc.").

      Esstec is a professional services company that focuses on e-commerce initiatives, interactive multimedia, and mobile software applications for clients in various industries, including the telecommunications and entertainment industries. During 2004, Esstec did not have any significant revenues or incur any significant expenses.

      Pakistan Ltd. was incorporated on April 19, 2000 to establish the business of software development for the international markets and to export software and technology. Esstec owns approximately 63.4% of Pakistan Ltd.

      Veridicom Inc. designs, manufactures and delivers hardware and software products that enable strong authentication solutions based on fingerprint biometrics. Veridicom Inc. markets a complete fingerprint biometrics platform on which applications can be built.

      Cavio produces technology tools designed to protect users from fraud, misrepresentation, security and privacy issues by allowing users to biometrically authenticate themselves to secure control access and confirm identity across a number of industries.

      On January 21, 2004, Canada Inc. was formed to be the Canadian operating company for the public company.

Consolidation

      The consolidated financial statements include the accounts of us and our subsidiaries Esstec, Pakistan Ltd., Veridicom, Cavio, and Canada Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Minority Interest

      Minority interest reflects the ownership of minority shareholders in the equity of Pakistan Ltd., a consolidated subsidiary less than wholly owned.

Reclassifications

      For comparative purposes, prior year's consolidated financial statements have been reclassified to conform to report classifications of the current year.

Goodwill

      Goodwill was recorded at its purchase price and is not being amortized. Pursuant to SFAS 142 ("Goodwill and Other Intangible Assets") and SFAS 144 ("Accounting for the Impairment or Disposal of Long-Lived Assets"), we have evaluated our goodwill for impairment and determined that the fair value of our goodwill is $4,728,546.

Valuation of the Company's Common Stock

      Unless otherwise disclosed, all stock based transactions entered into by us have been valued at the market value of our common stock on the date the transaction was entered into or have been valued using the Modified Black-Scholes Model to estimate the fair market value.

Concentrations of Credit Risk

      Financial instruments, which potentially expose us to concentrations of credit risk, consist primarily of trade accounts receivable. We maintain reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.

Advertising Expenses

      We expense advertising costs as incurred. During the years ended December 31, 2004 and 2003, we did not have significant advertising costs.

Fair Value of Financial Instruments

      The carrying amounts of cash, accounts receivable, notes payables, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

Recently Issued Accounting Pronouncements

      In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"). SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and believes that it could have an impact to the Company's overall results of operations depending on the number of stock options granted in a given year.

      In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. That exception required that some nonmonetary exchanges, although commercially substantive, to be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes SFAS No.153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS No.153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS No.153 shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

      In November 2004, the FASB issued SFAS No. 151 "Inventory Costs, an amendment of ARB No. 43, Chapter 4 (" SFAS No. 151". The amendments made by SFAS 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," which is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The adoption of this standard did not have a material impact on the Company's financial statements.

      In April 2003, FASB issued SFAS No. 149, "Accounting for Derivative Instruments and Hedging Activities," which is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. This statement amends and clarifies financial accounting and reporting for derivative instruments including certain instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The adoption of this standard did not have a material impact on the Company's financial statements.

      In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities." FIN 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," for certain entities which do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties or in which equity investors do not have the characteristics of a controlling financial interest ("variable interest entities"). Variable interest entities will be required to be consolidated by their primary beneficiary. The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity's expected losses, receives a majority of its expected returns, or both, as a result of holding variable interests, which are ownership, contractual, or other pecuniary interests in an entity. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after December 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. FIN 46 applies to public enterprises as of the beginning of the applicable interim or annual period. The Company's adoption of FIN 46 did not have any impact upon the Company's financial condition or results of operations.

      In March 2004, the FASB approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued a FASB Staff Position
(FSP) EITF 03-1-1 that delays the effective date of the measurement and recognition guidance in EITF 03-1 until after further deliberations by the FASB. The disclosure requirements are effective only for annual periods ending after June 15, 2004. The Company has evaluated the impact of the adoption of the disclosure requirements of EITF 03-1 and does not believe it will have an impact to the Company's overall combined results of operations or combined financial position. Once the FASB reaches a final decision on the measurement and recognition provisions, the Company will evaluate the impact of the adoption of EITF 03-1.

Inventory

      Inventory consists primarily of various sensors, combos and parallel port units. Inventory is valued at lower of cost (first-in, first-out) or market.

Furniture and Equipment

      Furniture and equipment are recorded at cost. Depreciation and amortization expense is provided on a straight-line basis using estimated useful lives of 3-7 years. Depreciation expense was $47,188 and $18,015 for the years ended December 31, 2004 and 2003, respectively. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

Patents

      At the acquisition of Veridicom, the Company evaluated the unused patents and determined the costs to secure the patents outweighed their intended use and was unable to find a party interested in purchasing the patents. The patents were originally recorded at cost and were being amortized on a straight-line basis over 15 years. The Company has valued the patents at $200,000. The Company is not amortizing the patents.

Cash and Cash Equivalents

      For purposes of reporting cash flows, the Company considers all funds with original maturities of three months or less to be cash equivalents.

Income Taxes

      The Company recognizes deferred tax assets and liabilities for the expected future income tax consequences of events that have been recognized in the Company's financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense represents the tax payable for the current period and the change during the period in deferred tax assets and liabilities. The Company has a net operating loss carry forward of approximately $3,800,000 expiring beginning in 2020.

Revenue Recognition

      Sales of services are recorded when performed in accordance with contracts. Revenues from software sales are recorded in accordance with SOP 97-2 'Software Revenue Recognition', which requires that revenue recognized from software arrangements be allocated to the various elements of the arrangement based on the relative fair market values of the elements, such as software products, upgrades, enhancements, post contract customer support, installation or training. Revenue from product services are recognized at the time services are provided.

      For fixed fee contracts, Esstec recognizes revenue based on the percentage completed, calculated as either the number of direct labor hours in the project to date divided by the estimated total direct labor hours, or based upon the completion of specific task benchmarks. It is Esstec's policy to record contract losses in their entirety in the period in which such losses can be estimated. Any revenues associated with pre-payments or pre-billings are deferred until revenue is earned. For non-fixed fee jobs, revenue is recognized as services are performed and adjusted to realization value, if necessary.

      Pakistan Ltd. recognizes revenue at the point/time the software is delivered/exported.

      Veridicom Inc. recognizes revenues at the point of shipment of products.

Use of Estimates in the Preparation of Financial Statements

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Loss

      The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 130. "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive loss and its components in a financial statement. Comprehensive loss as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive loss, which are excluded from net loss, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive loss presented in these consolidated financial statements resulted from translations of foreign currency financial statements.

Foreign Currency Translation

      Pakistan Ltd. considers the Pakistan Rupee to be the functional currency of its operations. Cavio and Canada Inc. consider the Canadian Dollar to be the functional currency of their operations. The reporting currency of the Company is the U.S. dollar; accordingly, all amounts included in the financial statements have been translated into U.S. dollars.

Exchange Rates                   For the year Ending 2004           For the Year Ending 2003
--------------------             -----------------------------      ------------------------
Rupee Average                    .01715                             .017331
Rupee Period end                 .01682                             .017479
Canadian Dollar Average          .76847
Canadian Dollar Period end       .83084

Software Development Costs

      The software development costs are expensed as research and development costs as incurred until the software reached technological feasibility in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS 86").

Earnings Per Common Share

      The Company computes earnings per common share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128). The Statement requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding. The computation of diluted loss per share is similar to the basic loss per share computation except the denominator is increased to include the number of additional shares that would have been outstanding if the dilutive potential common shares had been issued. In addition, the numerator is adjusted for any changes in income or loss that would result from the assumed conversions of those potential shares. However, such presentation is not required if the effect is antidilutive. Due to losses during the years ended December 31, 2004 and 2003, no presentation is made.

Results of Operations - Years Ended December 31, 2004 and 2003

The following table sets forth certain statement of operations data for the years ended December 31, 2004 and 2003:

                                                       2004            2003
                                                   ------------    ------------
Revenues
           Net revenue                             $    384,853    $    281,997
           Cost of goods sold                           212,063         116,007
                                                   ------------    ------------
           Gross profit (loss)                          172,790         165,990

Operations
           General & administrative expense           3,441,793       1,727,517
           Research & development expense               490,674              --
           Technical operations expense                   4,903              --
           Depreciation expense                          47,188          18,105
           Impairment of goodwill                            --       1,809,648
                                                   ------------    ------------
           Income (loss) from operations             (3,811,768)     (3,389,280)

Other income
           Other income (loss)                          179,344           6,692
           Interest expense                             (94,145)        (60,835)
           Gain on forgiveness of debt                       --         556,104
           Impairment charges, other assets                  --              --
                                                   ------------    ------------
           Income (loss) before minority
             interest                                (3,726,569)     (2,887,319)

Minority interest                                         6,308           4,629
                                                   ------------    ------------
Net (loss) income                                    (3,720,261)     (2,882,690)

Other comprehensive income (loss):
           Foreign currency translation                (141,695)           (741)
                                                   ------------    ------------
Total comprehensive income (loss)                  $ (3,861,263)   $ (2,883,431)

Earnings (loss) per share:
   Basic and fully diluted (loss)
     per common share                              $      (0.27)   $      (0.51)

Weighted average common shares
   outstanding basic and fully diluted               14,415,829       5,662,025

General

      Following the completion of the transaction with EssTec and Veridicom Inc. in 2003 and with Cavio in February 2004, we have been engaged primarily in aligning the operations of the subsidiaries with the objective of streamlining and consolidating operations as necessary, reducing costs and seeking additional capital.

      As part of the process of streamlining and consolidation of operations, we closed and relocated our Sunnyvale, California facility in April 2004. The direct costs incurred for this amounted to $31,575.

      Since May 2004, we have focused our resources on product development, including hardware and software enhancements, as well as on marketing efforts.

Net Revenue

      Net revenue for fiscal 2004 of $384,853 increased by $102,856 compared to fiscal 2003. Net revenue in fiscal 2004 is mainly in respect of sales of capacitive fingerprint sensors, computer peripherals and software related to the use of our fingerprint authentication technology, whereas net revenue in fiscal 2003 was mainly in respect of software development and consulting services provide by EssTec. Such revenue in 2004 was not significant.

Cost of Goods Sold

      Cost of goods sold during 2004 was mainly for product components purchased from suppliers and the cost of finished products from existing inventory. These amounted to $212,063 in fiscal 2004 and increased by $96,056 compared to fiscal 2003. This is due to the corresponding increase in net revenues. Cost of goods sold during 2003 were direct costs incurred by EssTec for the software development and consulting services rendered.

Gross Profit

      The gross profit in fiscal 2004 of $172,790 was 44.9% of net sales compared to gross profit of $165,990 which was 58.9% of net sales in fiscal 2003. The variance in the gross profit of $6,799 is due to the change in revenue sources and product mix during the comparable periods.

General and Administrative Expenses

      General and administrative expenses, which include non-cash compensation expense of, $359,100 amounted to $3,441,793 in fiscal 2004 compared to $1,727,517 in fiscal 2003. This increase of $1,714,276 in general and administrative expenses is mainly in respect of:

      o Salaries, which increased from $253,500 in 2003 to $775,000 in 2004 as a result of the hiring of new software development, hardware development and administrative staff;

      o Consulting expense, increased from $139,500 in 2003 to $775,000 in 2004. This increase includes $210,000 for sales representatives in the USA, $105,000 for investment consultancy services, $150,000 for remittances to our Pakistan operations for software development work and $92,000 for independent contractors of our operations in Sunnyvale;

      o Professional services expense which increased from $336,400 in 2003 to $607,000 in 2004 due to substantial increase in accounting and audit fees;

      o Travel expenses, which increased from $93,000 in 2003 to $242,000 in 2004;

      o Rent expenses, which increased from $13,000 in 2003 to $145,838 in 2004 due to formation of the Canadian subsidiary and mergers;

      o Office administration expenses, which increased from $17,000 in 2003 to $108,898 in 2004.

Research and Development

      Research and development expenditure for the fiscal 2004 was $490,674, compared to $20,689 in 2003 which was included in general and administrative expenses in the 2003 financial statements. The increase in this expense is mainly in respect of salaries for personnel in product development, including hardware and software enhancements.

Interest Expense

      Interest expense in fiscal 2004 amounting to $94,145 was mostly for accrued interest on notes payable, compared to interest expense of $60,835 in fiscal 2003. The higher interest expense in fiscal 2004 is was mainly in respect of certain new borrowings during the year.

Liquidity and Capital Resources

      To obtain funding for the purpose of payment of legal settlements, general corporate and operating purposes, including product development and enhancements, sales and marketing efforts and payment of consulting and legal fees, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., AJW Partners, LLC, Alpha Capital, Enable Growth Partners L.P., Whalehaven Capital Fund Limited, Meadowbrook Opportunity Fund LLC and TCMP3 Partners on February 25, 2005 for the sale of (i) $5,100,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 10,200,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these callable secured convertible notes and warrants. Provided that the terms and conditions of the Securities Purchase Agreement are satisfied, the investors are obligated to provide us with an aggregate of $5,100,000 as follows:

      o     $1,700,000 was disbursed on February 25, 2005;


      o     $1,700,000 was disbursed between April 29, 2005 and May 9, 2005; and

      o $1,700,000 will be disbursed within five days of this prospectus being declared effective, so long as our common stock is listed on the American Stock Exchange.

      Accordingly, we have received a total of $3,400,000 pursuant to the Securities Purchase Agreement.

         The callable secured convertible notes bear interest at 10%, mature three years from the date of issuance, and the principal is convertible into our common stock, at the investors' option, at $1.27. Interest on the callable secured convertible notes can be paid, at our option, in cash or common stock based upon the conversion price. If an event of default occurs and is continuing, the conversion price of the callable secured convertible notes will be equal to the lesser of (i) $0.91 or (ii) 50.0% of the daily volume weighted average price of our common stock for the 5 days prior to the date a conversion notice is sent to us. The full principal amount of the callable secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance. Half of the warrants are designated as Series A Warrants and have an exercise price of $3.00 per share and the other half are designated as Series B Warrants and have an exercise price of $5.00 per share. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

      As a result of the foregoing financing, we currently have sufficient funds on hand to fund our operations for the second quarter. We intend to complete the second and third rounds of our private placement financing to fund our current and future operations. If successful in completing this financing, we may not be able to do so on terms that are not excessively dilutive to our existing stockholders or less costly than existing sources of financing. Failure to secure additional financing in a timely manner and on favorable terms if and when needed in the future could have a material adverse effect on our financial performance, balance sheet and stock price and require us to implement cost reduction initiatives and curtail operations.

Off-Balance Sheet Arrangements

      None.

Dividends and Distributions

      We have not paid any cash dividends to date. We intend to retain our future earnings, if any, and we do not anticipate paying cash dividends on either class of our stock in the foreseeable future.

                                    BUSINESS

Overview

      Veridicom International, Inc., a Delaware corporation (hereinafter sometimes referred to as the "Company," "we," and "us"), incorporated on September 9, 1987, under the name Perceptronics, Inc. From our inception through fiscal 2000, we were engaged in the design, development and manufacture of computer-based simulation systems for training and decision support. These systems included both hardware and software and were used to train personnel in the use of various military and commercial equipment. Much of our simulator business was in the foreign defense industry. The tightening of defense budgets worldwide, combined with the continuing consolidation and competition in the defense industry, negatively impacted the growth and profit opportunities for small companies such as ours. As a result, in July 2000, we refocused our business. In connection with the refocus, we sold the assets related to our computer based simulation system line of business to a developer and manufacturer of specialized defense simulation products. We then commenced development of commercial products in the area of Internet collaboration.

      However, we lacked the funds necessary to exploit our developed products. As a result, in October 2002, we entered into a license agreement with our then principal stockholder, Global Alpha Corporation ("GAC") pursuant to which GAC was granted an exclusive license to our software and systems commonly referred to as the "IC3D Framework" (the "System"). The System encompassed substantially all of our software including software developed to support multi-user online collaborative interactivity in a broad variety of applications employing a variety of virtual media over a number of networks including the Internet and intra-nets. Under the license agreement, GAC agreed to pay us a license fee of 10% of the revenue generated from the sale or use of the System up to $1.0 million, 9% up to $2.0 million, 8% up to $3.0 million and, thereafter, 7% of the revenue generated. No revenues have been generated to date.

      In connection with the license agreement, in October 2002 we terminated substantially all of our employees, and except for our license agreement, ceased all of our prior operating activities. Our principal activities became directed to reducing our liabilities and seeking possible acquisitions. Management's objective was to acquire an operating company that has experienced management and the potential for profitable growth in exchange for our securities.

      On April 28, 2003, we entered into an Agreement and Plan of Merger with EssTec, Inc., a privately-held Nevada corporation ("EssTec"). In accordance with the merger, on May 8, 2003, we, through our wholly-owned subsidiary, Alpha Acquisition Corporation, a Nevada corporation, acquired EssTec in exchange for 4,259,496 shares of our common stock. The transaction contemplated by the agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

      On May 8, 2003, in connection with the EssTec merger, we changed our fiscal year end from March 31 to December 31.

      On November 25, 2003, we entered into an Agreement and Plan of Merger with Veridicom, Inc., a privately-held California corporation ("Veridicom"). In accordance with the merger, on November 25, 2003, we, through our wholly-owned subsidiary, A/V Acquisition Corporation, a Nevada corporation, acquired Veridicom in exchange for 3,500,000 shares of our common stock; 3,250,000 shares were issued to the holders of Veridicom stock and 250,000 shares were issued into escrow to cover indemnification obligations, if any, of Veridicom. The transaction contemplated by the agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

      On January 16, 2004, we entered into an Agreement and Plan of Merger with Cavio Corporation, a privately-held Washington corporation ("Cavio"). The merger became effective on February 20, 2004 following a special meeting of Cavio's stockholders. In accordance with the merger, on February 20, 2004, we, through our wholly-owned subsidiary, A/VII Acquisition Corporation, a Nevada corporation, acquired Cavio in exchange for 5,119,140 shares of our common stock. The transaction contemplated by the agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

Recent Developments

      We officially changed our name from Alpha Virtual, Inc. to Veridicom International, Inc. on February 23, 2004 and following the name change, shares of our common stock are traded under the symbol "VRDI" on the OTC Bulletin Board (the "OTCBB").


      On February 25, 2005, we completed the first of three rounds of a private placement whereby we will issue up to an aggregate of $5,100,000 worth of 10% callable secured notes convertible into shares of common stock, and warrants to purchase up to an aggregate of 10,200,000 shares of our common stock to certain accredited investors. The first of three equal installments of $1,700,000 was received in February, 2005, the second was received between April, 2005 and May, 2005 and the final closing of $1,700,000 is contingent upon triggering events set forth in the Securities Purchase Agreement.


      On March 8, 2005, we announced that MCP Asia Ltd, an investment and consulting firm from Hong Kong, together with Fook Vo Holding Ltd ("Fook Vo") based in Macau, are in discussions to provide the Company with marketing and sales services in the Hong Kong, Macau and China regions.

      From March 10 to March 16, 2005, we exhibited at CeBIT 2005 at the Hannover Fairgrounds in Hannover, Germany. CeBIT offers a forum for business-to-business, "B2B", solutions.

      On March 14, 2005 we announced the appointment of two new European representatives to expand our growing presence in the European marketplace. Mr. Theo Musallam is based in Zurich and will be representing us in Switzerland and Mr. Guenther Klix is based in Munich and will be representing us in Germany.

Description of the Company Post-Merger

General

      Following the merger with Cavio, we realigned our business strategy to leverage the core operations of each of our subsidiaries. We have five operational subsidiaries: EssTec, Esstec Pakistan, Veridicom Inc., Cavio, and Veridicom Canada.

      Since March 1, 2004, we have undertaken a comprehensive review of all pre-merger operations. This on-going review has included all facets of operations, including the supply chain, product development, previous sales and marketing agreements, internal controls and reporting systems. Based on this review, we have decided that a thorough reorganization of all of the companies is warranted, including a re-evaluation of the supply chain, method of manufacture, product strategy and other organizational procedures. Although distracting in the short-term, we believe that this review is in the long-term best interests of the Company and our stockholders. As part of the reorganization, we closed our Sunnyvale, California offices on April 15, 2004 in favor of a more cost effective and efficient development environment in the Pacific Northwest.

      Our core strategy is to build a comprehensive authentication suite of products and services, with market-specific applications that leverage the core identity management infrastructure. We believe there is a significant need for an auditable, scalable product solution capable of linking an individual to a specific electronic event or transaction - a strong authentication solution that safeguards legitimate interests and adheres to emerging electronic commerce legislation. Our identity management solutions employ public key infrastructure and a "virtual token" based technology to control, audit and monitor the identification processes for electronic events and transactions.

      We will focus on transforming the market for biometrics and growing the market beyond traditional security applications. In particular, the strategy will be to expand the traditional security offerings to include security and convenience value propositions for commercial or point-of-sale transactions. By developing customizable applications as well as authentication technology, we are endeavoring that our brand become synonymous with secure, authenticated transactions.

      We offer a solution that we believe not only addresses an organization's current requirements for stronger and more scalable authentication and authorization, but also addresses a future vision for security, via a combination of centralized and distributed identity repositories and administration tools. Utilizing biometric technology, we provide organizations with an authentication solution that also provides users with increased convenience by reducing the reliance on passwords.

      We have a strong management team with combined experience in sales and marketing, vertical market knowledge, technology development, and hardware integrated circuit design. In addition, we will have access to a network of advisors and consultants with significant expertise in technology, government, security, and financial services. These advisors will be invited to form a more formal advisory board to provide strategic direction for products and services, and, they may be leveraged to provide targeted business development contacts in key target markets.

      There are several factors that management believes will provide new opportunities or present new challenges for us. We believe that regulatory, technological, and cultural changes will create new opportunities. International distribution arrangements are currently in place, while new channels are being developed.

Product and Services Overview

      We provide a suite of identity management products, including hardware and software that utilize public key infrastructure (PKI), secure token-based technology, and fingerprint biometrics to authenticate and manage personal identities for a wide variety of applications and transactions. This platform provides a biometrically authenticated digital signature for financial, travel, and other applications. Veridicom's patented authentication and transaction technology enables real-time authentication of individuals anytime, anywhere, via the Internet, point-of-sale, security kiosk, and mobile devices.

Identity Management Infrastructure

      Our core strategy is to build a comprehensive authentication suite of products and services, with market-specific applications that leverage the core identity management infrastructure.

      We believe that there is a significant need for an auditable and scalable product solution capable of linking an individual to a specific electronic event or transaction -- a strong authentication solution that safeguards legitimate business interests. Our identity management solutions employ public key infrastructure and a "virtual token" based technology to control, audit and monitor the identification processes for electronic events. We believe this provides organizations with several benefits:

      o Deployments of biometric technology provide strong authentication and validation of a user's identity eliminating the sole reliance on the vulnerable password/PIN infrastructure;

      o Enterprise middleware systems can move authenticated events securely in real-time over the Internet through a "trusted path";

      o Creates an irrefutable and legally recognized "card-present" scenario for events conducted for previously anonymous Internet credit card transactions; and

      o Allows for the audit and assignment of a digital signature to any electronic event proving without question the time and origin of an event and actual event occurrence.

      We believe that our product portfolio allows organizations to leverage investments in existing IT infrastructure.

      We have an extensive portfolio of products and services that are currently available to customers, or that are available subject to customization and specific requirements definition. However, we realize the need to continue an aggressive product development strategy to meet the needs of the marketplace and advance the adoption of biometrics. Management believes that in general the industry faces continuous pressures to reduce the cost of devices and solutions in order to provide a greater ROI to organizations. As such, we endeavor to deliver additional products that provide a high degree of application flexibility to the end user. It is expected that we will build our products to meet the needs of both current and future state-of-the-art technology and will incorporate third party technology solutions where needed.

      The following table outlines our current and short-term product portfolio:

      Product                                               Description
      -------                                               -----------
      FPS200                          Solid state silicon fingerprint sensor,
                                      256 x 300 array

      VKI Portable identity device with USB connectivity, on board fingerprint sensor, flash memory, and security software

   Middleware

      Product                                               Description
      -------                                               -----------
      Cavio 3.0 Identity Server       Robust Enterprise level authentication
                                      server for Windows, Linux platforms.

      VAS Hosted Service              Hosted authentication service from our
                                      data center

      SDK SDK's available for customer customization and OEMs.

   Applications

      Product                                               Description
      -------                                               -----------
      Digital Signature               Biometric signature attached to
                                      transactions or events. This provides
                                      significantly more secure signing
                                      capabilities than current PIN-based
                                      certificates.

      VPAS                            Veridicom Personal Authentication Suite.
                                      This application is a bundled solution
                                      that allows PC or network logon, and
                                      secure logon to web site or web
                                      applications.

Intellectual Property

      With a pedigree born out of Lucent Technologies and Bell Labs, we have several international patents for our technology, as well as several pending patent applications.

U.S. Patents Issued

U.S. Patent No.        Title
---------------        -----
5,991,408              Identification and Security Using Biometric Measurements

6,016,355              Capacitive Fingerprint Acquisition Sensor

6,049,620              Capacitive Fingerprint Sensor With Adjustable Gain

6,330,345              Automatic Adjustment Processing For Sensor Devices

6,331,452              Method of Fabricating Integrated Circuit Package with
                       Opening Allowing Access to Die

6,546,122              Method For Combining Fingerprint Templates Representing
                       Various Sensed Areas of a Fingerprint to Derive One
                       Various Sensed Areas of a Fingerprint to Derive One
                       Fingerprint Template Representing The Fingerprint

6,538,456              Capacitive Fingerprint Sensor with Adjustable Gain

6,535,622              Method for Imaging Fingerprints and Concealing Latent
                       Fingerprints

6,538,456              Capacitive Fingerprint Sensor with Adjustable Gain

Patent Applications

U.S. Patent App. Serial    Title
-----------------------    -----
10/089,987                 Spoof Detection for Biometric Sensing Systems

10/288,554                 Method & System for Capturing Fingerprints from
                           Multiple Swipe

Industry Overview

      We believe that in the wake of the tragic events of September 11 and the heightened security risks posed by the prospect of random acts of terrorism, biometrics and the field of identity management are at the forefront of technological development. However, we believe that the tendency to-date has been for vendors to develop proprietary software and hardware that focuses on one segment of the identity verification and management equation. Because of their proprietary nature, many biometric technology products are inconsistent, impractical or incompatible with not only the existing `real world' needs and systems, but also other biometric products.

      Fingerprint recognition technology continues to dominate the market for biometric authentication, and management believes that this will continue for the foreseeable future due to its combination of accuracy, ease of use, and cost effectiveness.

      We believe that there are several increasingly important trends positively affecting the need for biometric technology:

      o the need to protect increasing amounts of sensitive and private information. Increased digitization of travel, medical, financial and security information requires stronger, less fallible modes of user authentication;

      o the increased amount of information has resulted in increased access requirements for corporate and personal uses. Physical and logical access requirements demands a more streamlined approach to identity management;

      o increased travel security requirements demand leading edge identification technology to improve security while streamlining the travel process; and

      o information access requirements have increased the proliferation of passwords. Unfortunately, as password requirements increase, the costs of managing passwords becomes prohibitive.

      Given the trends described above, we believe that there are inevitably going to be organizations that believe they can offer a variety of services or products that incorporate biometrics and may compete with our technology.

Competitive Overview

      As the opportunities for strong authentication solutions increases, so will the competition. With significant brand recognition, patent portfolio, and technology solutions, we believe that we are well protected against increased competition. Furthermore, we believe that increased competition indirectly validates the business model and market potential for our solutions. The following companies have been identified as potential competitors due to their biometric focus and product mix: Identix, Bioscrypt, SAGEM, UPEK, Atrua, Authentec,

      In addition to the above-mentioned entities, it is conceivable that we could face future indirect competition and market encroachment from companies such as VeriSign International and RSA, which currently offer alternative security and digital identity solutions not based on biometrics. However, these organizations could also present interesting partnering opportunities via bundled service offerings.

Market Influences

      There are several factors that the Company believes will provide new opportunities or present new challenges for us. We believe that the primary market influences relate to regulatory, technological and cultural changes.

Regulatory Changes

      Regulatory issues will continue to change the landscape for our technology. We believe that many of these legislative changes will present significant opportunities, such as:

      o HIPA - Health Insurance Portability and Accountability Act governs the privacy of health information, and securing access to that information. We believe that biometrics is well suited to this task.

      o US-VISIT - The US Government is mandating that all visitors to the US be fingerprinted and have a digital photo taken. The US Government will soon require a biometric template (fingerprint) and digital photo in passports.

      o Department of Defense - The US and other defense agencies are increasing security requirements at facilities and increasing security surrounding information assets. We believe that biometrics is well suited to meeting this challenge.

      o National ID cards - Canada, UK, US, Italy, Australia, Bosnia, and other nations are evaluating national ID card programs. Many of these nations are also considering adding biometrics, and fingerprints in particular, as components of that ID card program.

      o Electronic Voting - Many municipal, regional, and national governments are contemplating and/or implementing electronic voting systems to avoid the voting debacle that plagued the 2000 US presidential election. As such, there is a strong need to authenticate voters for onsite and remote electronic voting.

Technological Changes

      The biometrics industry is rapidly changing and we aim to remain at the leading edge of technology. In addition, we will focus on inventing, developing, and commercializing those technologies that we believe offer additional value to our customers.

Cultural Changes

      Biometrics is still a new technology to the majority of consumers and employees around the world. However, we believe that recent mandates by the U.S. government requiring biometrics in passports and other security initiatives are facilitating public acceptance and rollout of biometrics. In addition, as information security becomes increasingly important to an organization's risk management policies, we believe that biometrics is getting increased attention for implementation at workplaces. As workplace enrollment increases, we believe that personal use of biometrics will increase accordingly. In addition, our suite of applications is targeted to drive more rapid adoption rate of biometric-based solutions.

Market Segments

Financial Services

      The financial services industry has been slow to adopt biometrics as a core service offering. We believe that this is due to a number of factors, including cost, customer demand, risk vs. ROI of implementation, and availability of applications. We aim to change this scenario by offering financial services firms a variety of solutions aimed at increasing security; increasing convenience and offering a variety of authentication applications suitable for a broad organizational rollout.

      We will initially target those financial institutions that have the scale and market influence to push biometrics to their markets, as well as those institutions that are known for differentiating their service offering by providing leading edge technology and services. The strategy will be to concurrently encourage use of biometrics by other industries, encouraging the financial institutions to take notice.

Travel & Transportation

      Travel providers are looking for new ways to generate revenue and increase both safety and the convenience aspects of travel for their passengers. We plan to propose our solution as a business opportunity, not just a security solution. It is expected that travelers will be charged user and/or transaction fees by the travel provider in exchange for additional benefits gained by using the system. Target customers within this market segment include travel agents, travel reservations, airlines, airports, hotels, and other travel service providers.

      We currently have an agreement with Uniglobe, which is part of an international travel service provider, to pilot its technology for the purposes of confirming individual client itineraries and to approve the processing of travel service purchases with client customized payment instructions. Following the successful rollout, it is planned that this model will be expanded to include other industry travel partners such as airlines, hotels, etc.

Public Sector

      We believe that there are many opportunities in the public sector, including eGovernment, health care, and education. We believe that the authentication product suite has far reaching implications for members of this unique but broad-based environment.

      Specifically, we believe that our products are ideally suited to mimic traditional dynamic environments, for example, in the fields of electronic education, and industry accreditization. The authentication suite overcomes previously unaddressed variables including geographic diversity, can handle multiple users interacting in real-time and can control varying levels of clearance and access to allow for the appropriate flow of information.

      While we recognize that government opportunities offer potential for future sales, we also recognize that they generally yield a longer sales cycle to close. To that end, we are focusing on establishing strategic relationships and partnerships with a variety of public sector organizations and allied complementary markets to further our efforts within this market.

Retail

      We intend to actively pursue partnerships with leading retail organizations for product distribution purposes. It is expected that selected retailers will have the ability to sell components of the Authentication Service bundle and accordingly to share in revenues generated from the product/service sale. It is expected that additional transaction related fees will generally not be shared with partners as support and ongoing customer relationships will be managed by us.

      The strategy in pursuing the retail market is twofold: First, we believe that customers will be attracted to the VPAS product as a means of improving security and convenience for PC and web logon. As their comfort with the technology increases, we believe that these users will gravitate towards using other services within the Veridicom Authentication Service (digital signatures, authenticated payment, etc). Second, as more scanners get deployed into the market, we believe that other organizations could be inclined to adopt the Veridicom International solution to keep up with the demands of their customers.

Distribution

      We will approach our markets via a combination of direct sales and partnerships with international systems integrators and resellers. Some distributors are already in place as they were inherited from our previous structure, and, as such, we are currently in the process of evaluating the performance and suitability of those partners as we move forward.

Direct Sales

      We have a number of direct sales representatives in various regions around the world. These representatives will be responsible for both direct sales to strategic customers as well as supporting the network of channel partners and OEM relationships in various geographic regions.

Development and Distribution Partners

      Distribution partners will be evaluated based on performance, strategic value, future potential and/or additional value-add. Software Development Kits will be available to enable integration partners, development partners, and OEM's to develop specific applications or other devices around our product family.

OEM Integration

      We will also endeavor to integrate our sensors and authentication software with OEM's and computer manufacturers. In addition, we believe that further opportunities exist by integrating sensor chips with mobile devices such as PDA's and mobile phones.

Promotion

      A variety of strategies will be employed to promote our product and service portfolio. These initiatives include:

      o     Bundling of our services;

      o     Bundling with third party applications and software;

      o     Joint partnerships with leading industry organizations;

      o     Trade shows;

      o Leverage personal contacts and utilize network of key industry advisors; and

      o Leverage network of investment brokers and their clients. Transition investor support to market support.

Research and Development

      Research and development expenditure for the fiscal 2004 was approximately $490,674. Research and development expenditure are in respect of salaries for personnel in product development, including hardware and software enhancements.

Legislative Actions and Potential New Accounting Pronouncements

      In order to comply with the newly adopted Sarbanes-Oxley Act of 2002 and proposed accounting changes by the Securities and Exchange Commission, we may be required to increase our internal controls, hire additional personnel and additional outside legal, accounting and advisory services, all of which could cause our general and administrative costs to increase. Proposed changes in the accounting rules, including legislative and other proposals to account for employee stock options as compensation expense among others, could increase the expenses that we report under Generally Accepted Accounting Principles and could adversely affect our operating results.

                                    EMPLOYEES

      As of March 17, 2005, we had 43 full-time employees, as well as 1 contract employee on monthly retainer and/or commission.

      None of our employees are covered by a collective bargaining agreement. We have never experienced a work stoppage and we believe that we have satisfactory working relations with our employees.

                            DESCRIPTION OF PROPERTIES

      Our executive offices are located at 3800-999 3rd Avenue, Seattle, Washington. We have an agreement for use of office space at this location under an annual rental agreement. Under the terms of the agreement, we have the option to increase or decrease office space utilization on a monthly basis.

      We also maintain an office in Canada located at 21 Water Street, 5th Floor, Vancouver, British Columbia. We lease approximately 8,200 square feet of office space located at this location under a three-year lease, which expires in February 2007.

      We also maintain short-term tenancies for office space located in Washington, DC., London (UK) and Lahore (Pakistan).

      All of our facilities are in good repair.

      We believe that our existing facilities will be adequate to meet our needs for the foreseeable future. Should we need additional space, management believes it will be able to secure additional space at commercially reasonable rates.

                                LEGAL PROCEEDINGS

      Five former employees of Veridicom, Inc. (which we acquired in November
2003) filed claims against us between May and July of 2003 with the Labor Commissioner in the State of California. The former employees allege that we owe unpaid wages, salaries and vacation pay for various periods between July 2000 and November 2003 amounting to a total of $111,651. We have accrued for this liability in our financial statements as at December 31, 2004.

      On March 21, 2005 one of the claimants signed a letter of agreement to convert his claim of $ 61,053.53 into stock based on the closing price of our common stock on that day of $2.40 per share, or a total of 25,439 shares for his entire claim. However, this settlement is subject to obtaining certain waivers and documents from the holders of our Callable Secured Convertible Notes

      If and when the above settlement is completed, the balance of outstanding claims against us will be $50,597.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


      Our executive officers and directors and their respective ages and positions as of June 21, 2005 are as follows:

Name                  Age      Position
----                  ---      --------
Paul Mann             46       President, Chief Executive Officer and Director
Saif Mansour          30       Director
Bill Cheung           33       Director
Jeremy Coles          50       Director
Shannon McCallum      40       Director
Bashir Jaffer         59       Chief Financial Officer and Secretary
Terry Laferte         45       Vice President, Technical Operations
Cameron Adams         32       Vice President, Strategic Development & Sales
Hamid Baradaran       44       Vice President, Hardware Development and
                                 Manufacturing


      Paul Mann, President, Chief Executive Officer and Director. Mr. Mann has held a variety of international posts throughout Europe including: Sales and Marketing Manager, Erith PLC, England; National Sales and Marketing Director, Eurodata Limited, UK; and Sales and Marketing Director ASB Grunland, Ludwigsburgh, Germany. In Canada, Mr. Mann has served as President of an international business referral service linking global trade opportunities, and has worked to spearhead the international sales and marketing initiatives of The Business Development Corporation. Mr. Mann's background in international trade and international business development led to the creation of Cavio and since its inception in 1998, he has been its Chief Executive Officer.

      Saif Mansour, Director. Mr. Mansour was appointed to our Board of Directors in June 2002. Mr. Mansour served as our president until March 2003 and also served as our VP, Strategic Planning. Mr. Mansour previously worked in the venture capital industry.

      Bill Cheung, Director. Mr. Cheung was appointed to our Board of Directors in May 2003. Mr. Cheung has been a partner of Manhattan Capital Partners, Inc., an investment advisory company, since 2002. Prior to that, Mr. Cheung spent ten years in the industrial manufacturing industry as a partner of National Plastics (China)and Sino Energy (Hong Kong).

      Jeremy Coles, Director. Mr. Coles was appointed to our Board of Directors in June 2004. Mr. Coles has been a managing director at Beaufort International Associates Limited since September 1998. Prior to that, Mr. Coles was a self-employed research and marketing consultant.

      Shannon McCallum, Director. Mr. McCallum was appointed to our Board of Directors in June 2004. Mr. McCallum has been employed with the U.S. Department of Defense for the past five years, where he has provided security risk management services for homeland defense matters. Mr. McCallum was previously president of The McCallum Risk Company, a private consulting company specializing in eCommerce risk, fraud detection and IT security infrastructure evaluations for homeland security. Mr. McCallum was also Manager, Internet Fraud Investigations & Security for Travelocity.com, a leading provider of online travel services.

      Bashir Jaffer, Chief Financial Officer and Secretary. Mr. Jaffer was appointed as our Chief Financial Officer on March 1, 2004. Mr. Jaffer has been a member of the Canadian Institute of Chartered Accountants since 1976. He is also a Fellow of the Institute of Chartered Accountants of England and Wales. From 1998 to 2003, Mr. Jaffer was the owner and President of a travel management company. From 1983 to 1998, Mr. Jaffer was a partner at a firm of chartered accountants located in Vancouver, British Columbia. Prior to that, Mr. Jaffer worked for a public company and an international firm of chartered accountants located in London, England. Mr. Jaffer also worked at KPMG (formerly Thorne Riddell) and PricewaterhouseCoopers (formerly Coopers & Lybrand) both located in Vancouver, British Columbia.

      Terry Laferte, VP, Technical Operations. Mr. Laferte was appointed as our Vice President, Technical Operations on March 1, 2004. Mr. Laferte has a 20-year track record in IT team leadership and project management. From 2000 to 2004, Mr. Laferte was responsible for leading the development of technology applications for Cavio. From 1993 to 2000, Mr. Laferte managed all software development for the Canadian Securities Registration Systems located in Vancouver, British Columbia. From 1986 to 1993, Mr. Laferte was a senior consultant with SHL System house Ltd. Located in Edmonton, Alberta.

      Cameron Adams, VP, Strategic Development & Sales. Mr. Adams was appointed as our Vice President, Strategic Development & Sales in September, 2004. From 2001 to 2004, Mr. Adams guided the product and marketing strategies of Cavio. From 2000 to 2001, Mr. Adams served as VP, Marketing at Aerovistas.net, Inc., an Internet start-up, located in Vancouver, British Columbia, serving transportation and aviation clients. Since 1998, Mr. Adams has also served as President of his own private consulting practice, Airport Financial Services, Ltd., where he provides business development and planning services.

      Hamid Baradaran, VP, Hardware Development and Manufacturing. Mr. Baradaran joined our company as our Vice President, Hardware Development and Manufacturing in July, 2004. Mr. Baradaran has over twenty-one years of diverse research and development experience with leading telecommunication/ data communication corporations. Mr. Baradaran also has over 15 years direct experience in hardware design and manufacturing, including IC and systems level design, having served as the director of hardware development in Califonia with Gluos Networks from 2002 to 2004, with Othios from 2000 to 2002 and with Alcatel USA from 1996. Mr. Baradaran has previously developed new products and has particular strengths in high-speed digital design, printed circuit board design, high-speed signal integrity, high-speed PCB layout, system electromechanical design & mechanical design. Mr. Baradaran has a Bachelor of Science in Electrical Engineering, received in 1982 from California State University, Fullerton, California. He has also been the recipient of several patents and awards.

      There are no family relationships between any of our directors or executive officers.

Executive Officers

      We have an employment agreement with Paul Mann. The remaining officers serve at the discretion of our board of directors and hold office until their successor is elected and qualified or until their earlier resignation or removal.

Board Committees

      Our Board does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by our Board as a whole. We are not required to maintain such committees under the applicable rules of the Over-the-Counter Bulletin Board. None of our independent directors qualify as an "audit committee financial expert."

      The Board of Directors has not adopted a specific process with respect to security holder communications, but security holders wishing to communicate with the Board of Directors may do so by mailing such communications to the Board of Directors at our offices.

Code of Ethics

      We have not yet adopted a "code of ethics", as defined by the SEC, that applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller and persons performing similar functions. We are in the process of drafting and adopting a Code of Ethics.

Director Compensation

      Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings. Directors are also eligible to receive annual stock option grants approved by the Board.

                             EXECUTIVE COMPENSATION

      The following table sets forth the annual and long-term compensation paid to our Chief Executive Officer and the other executive officers who earned more than $100,000 per year at the end of the last completed fiscal year. We refer to all of these officers collectively as our "named executive officers."

                           Summary Compensation Table

Summary Compensation Table

Annual Compensation
-----------------------------------------------------------------------------------------------------------
(a)                                           (b)          (c)          (d)          (e)            (f)
                                           ---------   ----------   ----------   ----------     -----------
                                                                                    Other        Restricted
                                                                                    Annual         Stock
Name and                                                  Salary       Bonus     Compensation      Award(s)
Principal Position                           Year           ($)         ($)           ($)            ($)
-----------------------------------------------------------------------------------------------------------
Three years 2001 - 2003
-----------------------------------------------------------------------------------------------------------
Charles Lesser, Former President (1)         2003          69,631                14,369 (2)
                                             2002
                                             2001
Current year, 2004

Jeremy Coles, Director                       2004
Shannon McCallum, Director                   2004
Paul Mann, CEO and President                 2004         175,000
Bashir Jaffer, CFO                           2004         100,000 (4)
Terry Laferte, VP Software Development       2004         100,000
Cameron Adams, VP Strategic Devt & Sales     2004         100,000
Hamid Baradaran, VP Hardware Development     2004         100,000
-----------------------------------------------------------------------------------------------------------

Summary Compensation Table (cont.)

                                                       Long Term Compensation
                                              --------------------------------------
Annual Compensation                            Awards                      Payouts
------------------------------------------------------------------------------------
(a)                                              (g)           (h)           (i)
                                              ----------   -----------   -----------
                                              Securities                   All Other
                                              Underlying      LTIP          Compen-
Name and                                       Options/      Payouts        sation
Principal Position                             SARs (#)        ($)           ($)
------------------------------------------------------------------------------------
Three years 2001 - 2003
------------------------------------------------------------------------------------
Charles Lesser, Former President (1)           60,000 (3)


Current year, 2004
Jeremy Coles, Director                         50,000
Shannon McCallum, Director                    100,000
Paul Mann, CEO and President                  200,000 (5)
Bashir Jaffer, CFO                            100,000
Terry Laferte, VP Software Development         50,000
Cameron Adams, VP Strategic Devt & Sales      100,000
Hamid Baradaran, VP Hardware Development      100,000
------------------------------------------------------------------------------------

(1)   Retained in April 2003.

(2)   Represents premiums paid on an insurance policy.

(3) Options were originally granted on April 1, 2003 vesting 2,500 shares per month over a period of 24 months. Mr. Lesser resigned in February 2004 and at that time 24,000 options were vested, the exercise of these options is uncertain

(4) Remuneration for certain officers is paid in Canadian currency at $130,000 per annum. These have been stated above as US $100,000 per annum

(5) Stock options to the CEO & President consist of 150,000 options under the terms of his employment agreement and 50,000 options under the 2004 Stock Option Plan

Option/SAR Information

      The following table sets forth option granted by us to the named executive officers in the most recent fiscal year.

                     Options/SAR Grants in Last Fiscal Year
                                Individual Grants

                                                            No.of               Percent
                                                         Securities            of Total
                                                         Underlying           Options/SARs         Exercise
                                                        Options/SARs           Granted to           or Base
                                                           Granted            Employees in           Price        Expiration
Officer                                                      (#)            Fiscal Year (1)(2)       ($/Sh)          Date
---------------------------------------------------  -------------------  ---------------------  -------------  --------------
Paul Mann, CEO and President                               200,000              19.51%                $1.79       See Note (3)

Bashir Jaffer, CFO and Secretary                           100,000               9.76%

Terry Laferte, VP Technical Operations                      50,000               4.88%

Cameron Adams, VP Strategic Development & Sales            100,000               9.76%

Hamid Baradaran, VP Hardware Development and
  Manufacturing                                            100,000               9.76%

(1)   1,025,000 shares were issued granted in February 2005

(2) Options vest monthly over 24 months from the date of Grant for Directors and employees who were with the Company from March 1, 2004 to June 30, 2004. Options vest monthly over 24 months from the date of Grant for Directors and employees who were with the Company from March 1, 2004 to June 30, 2004. For directors and employees who joined on or after July 1, 2004 the options vest monthly over 36 months from the grant date.

(3) The shares will be free trading at the time of exercise of vested options. Options can only be exercised one year following the date of grant of the options. Options expire 5 years after the grant date or 90 days after cessation of employment or directorship

Employment Agreements with Executive Officers

      We entered into an employment agreement with our current President and Chief Executive Officer, Paul Mann. The term of the agreement is one year and was effective as of the closing of the Cavio merger and is automatically renewable. Under the terms of the agreement, Mr. Mann receives a base salary of $175,000 and is eligible for an additional bonus based on our revenue performance. Under the terms of this employment agreement, Mr. Mann is also entitled to a ten-year stock option for 150,000 shares of our common stock at an exercise price of $3.50 per share.

      We have not entered into employment agreements with our other executive officers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We have entered into indemnification agreements with certain of our directors and executive officers pursuant to which we have agreed to indemnify any officer or director against all costs associated with the defense of any action brought against him or her in his/her capacity as our officer or director.

      We have entered into agreements with Manhattan Capital Partners ("Manhattan") and its affiliates to provide consulting and stock placement services. We paid Manhattan a total of $316,028 during the year ended December 31, 2004 and $205,673 during the year ended December 31, 2003. At December 31, 2003 Manhattan had advanced to us $110,005 in a non-interest bearing short-term loan, which was repaid in 2004. We have amounts outstanding for prior services rendered by affiliates of Manhattan totaling an additional $208,771 and are negotiating to reduce the amounts owed under this agreement. Manhattan is related due to one of the principals who is one of our directors.

      We have an unsecured, non-interest bearing short-term advance from Paul Mann, our CEO and President, in the amount of $218,899 as of December 31, 2004. These advances are without any specified repayment terms.

      We had an unsecured short term loan from Tall Enterprises Ltd. (a company controlled by Terry Laferte, one of our officers) amounting to $64,000 as at December 31, 2004; bearing interest at 7% per annum and due on or before June 30, 2005. Thos loan was paid in full in March 2005.

      We have an unsecured loan from Global Ventures Advisors, a company controlled by a director of our subsidiary in Pakistan, Essential Tec Pakistan (Private) Ltd., as at December 31, 2004 amounting to $416,214; bearing interest at 12% per annum and due on or before June 30, 2006, with an option to convert to common stock in the event of default in repayment by the Company.


      On November 3, 2003, Veridicom Inc. our subsidiary, entered into a five year Marketing and Distribution Agreement with Biocom Co. Ltd., ("Biocom") a Korean corporation and Gyung Min Kim, our former director. Under the terms of this Agreement Biocom was appointed as our exclusive distributor for all the sale and servicing of the Company's products in Korea.


      We believe that the terms of all of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. Our policy requires that all related parties recuse themselves from negotiating and voting on behalf of our company in connection with related party transactions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth information regarding the beneficial ownership of our common stock as of June 21, 2005 by:


      o each person known by us to be the beneficial owner of more than 5% of our Common Stock;

      o     each of our directors;

      o     each of our executive officers; and

      o     our executive officers and directors as a group.

      Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.

      Unless indicated otherwise, the address for each person named is c/o Veridicom International, Inc., 3800-999 3rd Avenue, Seattle, Washington 98104-4023.

                                                                      Amount and Nature of
Named Executive Officers and Directors:                               Beneficial Ownership           Percentage of Class

---------------------------------------                               --------------------           -------------------
Paul Mann, Director, President, Chief Executive Officer                   3,063,267 (1)                      19.3%

Bashir Jaffer, Chief Financial Officer and Secretary                              0                           0.0%

Terry Laferte, VP, Technical Operations                                     277,454                           1.7%

Cameron Adams, VP, Strategic Development and Sales                                0                           0.0%

Hamid Baradaran, VP, Hardware Development & Manufacturing                         0                           0.0%

Bill Cheung, Director                                                       713,572 (2)                       4.5%

Saif Mansour, Director                                                       50,000 (3)                       0.3%

Shannon McCallum, Director                                                        0                           0.0%

Jermey Coles, Director                                                       16,634 (4)                       0.1%

All current directors and named officers as a group (9 in all)            4,120,927 (5)                      26.0%

5% Stockholders:

Ik Ju Kwun
102-805 Seocho-Samsung-Raemian
APT Seocho-gu, Seocho-dong, Seoul
Republic of Korea 137-070                                                 1,498,682 (2)(6)                    9.5%

Mohammed I S Bin Hezaim
C/o Khaled Al Saadi
Noriba Bank
P.O. Box 18189
Manama
Bahrain                                                                     952,953                           6.0%

(1)   Includes options to purchase 150,000 shares of Common Stock.

(2) Includes (i) options to purchase 285,714 shares of Common Stock, owned by Manhattan Capital Partners, LLC of which Mr. Cheung is a partner, (ii) options to purchase 150,000 shares of Common Stock and (iii) 277,858 shares of Manhattan Capital Partners.

(3)   Includes options to purchase 50,000 shares of Common Stock.

(4)   Includes warrants to purchase 16,634 shares of Common Stock exercisable.

(5) Includes options and warrants to purchase an aggregate of 652,348 shares of Common Stock.

(6) Includes 979,376 shares held in the name of Biocom Co., Ltd. Mr. Kwun is the president of Biocom Co., Ltd.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

      We are authorized to issue up to 60,000,000 shares of common stock, par value $.001. As of April 21, 2005, there were 15,842,107 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

      We have appointed U. S. Stock Transfer Corporation, 1745 Gardena Ave., Glendale, CA 91204-2991, as transfer agent for our shares of Common Stock.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has sole discretion to indemnify our officers and other employees. We may limit the extent of such indemnification by individual contracts with our directors and executive officers, but have not done so. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately-negotiated transactions;

      o short sales that are not violations of the laws and regulations of any state or the United States;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     through the writing of options on the shares;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                   PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants unless the selling stockholders exercise the warrants on a cashless basis. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                            Total

                       Total Shares of    Percentage                                                                Percentage
                        Common Stock      of Common      Shares of                                    Beneficial    of Common
                        Issuable Upon       Stock,       Common Stock   Beneficial   Percentage of    Ownership    Stock Owned
                        Conversion of      Assuming      Included in    Ownership    Common Stock     After the       After
        Name             Notes               Full        Prospectus     Before the   Owned Before     Offering      Offering
                       and/or Warrants*   Conversion                    Offering**    Offering**         (4)            (4)
-------------------  -----------------  -------------  --------------  ------------   --------------  ------------  -----------
AJW Offshore, Ltd.       3,765,509           19.19%      Up to           832,775 (1)       4.99%           --             --
(2)(8)                                                   7,531,018
                                                         shares of
                                                         common stock
-------------------  -----------------  -------------  --------------  ------------  --------------  ------------  ------------
AJW Qualified            3,263,441           17.07%      Up to           832,775 (1)       4.99%           --             --
Partners, LLC                                            6,526,882
(2)(8)                                                   shares of
                                                         common stock
-------------------  -----------------  -------------  --------------  ------------  --------------  ------------  ------------
AJW Partners, LLC        1,171,492            6.88%      Up to           832,775 (1)       4.99%           --             --
(2)(8)                                                   2,342,983
                                                         shares of
                                                         common stock
-------------------  -----------------  -------------  --------------  ------------  --------------  ------------  ------------
New Millennium             167,356            1.04%      Up to           167,356 (1)       1.10%           --             --
Capital Partners                                         334,712
II, LLC (2)(8)                                           shares of
                                                         common stock
-------------------  -----------------  -------------  --------------  ------------  --------------  ------------  ------------
Alpha Capital            1,673,560            9.55%      Up to (8)       832,775 (1)       4.99%           --             --
(3)                                                      3,347,712
                                                         shares of
                                                         common stock
-------------------  -----------------  -------------  --------------  ------------  --------------  ------------  ------------
Enable Growth              836,780            5.01%      Up to (8)       832,775 (1)       4.99%           --             --
Partners L.P. (4)                                        1,673,560
                                                         shares of
                                                         common stock
-------------------  -----------------  -------------  --------------  ------------  --------------  ------------  ------------
Whalehaven Capital       1,673,560            9.55%      Up to (8)       832,775 (1)       4.99%           --             --
Fund Limited (5)                                         3,347,712
                                                         shares of
                                                         common stock
-------------------  -----------------  -------------  --------------  ------------  --------------  ------------  ------------
Meadowbrook              1,004,136            5.96%      Up to (8)       832,775 (1)       4.99%           --             --
Opportunity                                              2,008,272
Fund LLC (6)                                             shares of
                                                         common stock
-------------------  -----------------  -------------  --------------  ------------  --------------  ------------  ------------
TCMP3 Partners             669,424            4.05%      Up to (8)       669,424 (1)       4.27%           --             --
(7)                                                      1,338,848
                                                         shares of
                                                         common stock
-------------------  -----------------  -------------  --------------  ------------  --------------  ------------  ------------

* This column represents an estimated number based on a current conversion price of $1.27, divided into the principal amount.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933, as amended. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) Some of the selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC.


(3) Alpha Capital is a private investment fund that is owned by all its investors and managed by Mr. Konrad Ackerman. Mr. Konrad Ackerman may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares.

(4) Enable Growth Partners is a professional hedge fund that is a Delaware Registered Limited Partnership. Mitch Levine is the Managing Partner and control person.

(5) Whalehaven Funds Limited is a professional hedge fund incorporated in Bermuda. The control persons are Evan Schemenauer, Arthur Jones, and Jennifer Kelly, directors.

(6) Meadowbrook Opportunity Fund LLC is a private investment fund that is owned by all its investors and managed by Meadowbrook Capital Management LLC. Meadowbrook Capital Management LLC is managed by MYR Partners LLC. Michael Ragins may be deemed the control person of the shares owned by Meadowbrook Opportunity Fund LLC, with final voting power and investment control over such shares.

(7) TCMP3 Partners is a professional hedge fund that is a Delaware Registered Limited Partnership. The control persons are Walter Schenker and Steve Slawson.

(8) We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(9) Assumes that all securities registered will be sold.

                       TERMS OF SECURED CONVERTIBLE NOTES

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with nine accredited investors on February 25, 2005 for the sale of (i) $5,100,000 in callable secured convertible notes and (ii) warrants to buy 10,200,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $5,100,000 as follows:


      o     $1,700,000 was disbursed on February 25, 2005;

      o     $1,700,000 was disbursed between April, 2005 and May, 2005

      o $1,700,000 will be disbursed within five days of this prospectus being declared effective, so long as our common stock is listed on the American Stock Exchange.

      Accordingly, we have received a total of $3,400,000 pursuant to the Securities Purchase Agreement. The funds from the sale of the callable secured convertible notes will be used for business development purposes, business acquisitions, working capital needs, pre-payment of interest, payment of consulting and legal fees and borrowing repayment.

      The callable secured convertible notes bear interest at 10%, mature three years from the date of issuance, and the principal is convertible into our common stock, at the investors' option, at $1.27. Interest on the callable secured convertible notes can be paid, at our option, in cash or common stock based upon the conversion price. If an event of default occurs and is continuing, the conversion price of the callable secured convertible notes will be equal to the lesser of (i) $0.91 or (ii) 50.0% of the daily volume weighted average price of our common stock for the 5 days prior to the date a conversion notice is sent to us. The full principal amount of the callable secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance. Half of the warrants are designated as Series A Warrants and have an exercise price of $3.00 per share and the other half are designated as Series B Warrants and have an exercise price of $5.00 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

      The warrants are exercisable until five years from the date of issuance. Half of the warrants are designated as Series A Warrants and have an exercise price of $3.00 per share and the other half are designated as Series B Warrants and have an exercise price of $5.00 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement, dated February 25, 2005.

      Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

      The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

      The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

      A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits to our Form SB-2 relating to this prospectus or incorporated by reference therein.

                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby. Sichenzia Ross Friedman Ference LLP is also the owner of 50,000 shares of our common stock, which were issued in connection with the provision of legal services.

                                     EXPERTS

      Our financial statements as of December 31, 2004, and for each of the years in the two year period then ended, have been included herein in reliance upon the report of AJ. Robbins, PC, independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Veridicom International, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)

                          INDEX TO FINANCIAL STATEMENTS




For the Years Ended December 31, 2004 and 2003

Report of Independent Registered Public Accounting Firm                     F-1

Consolidated Balance Sheet                                                  F-2

Consolidated Statements of Operations and Other Comprehensive Income (Loss) F-3

Consolidated Statements of Changes in Stockholders' Equity (Deficit)        F-4


Consolidated Statements of Cash Flows                                       F-6

Notes to Consolidated Financial Statements                                  F-7

For the Quarter Ended March 31, 2005 and 2004

Consolidated Balance Sheets as of March 31, 2005 and December 31, 2004      F-22

Consolidated Statements of Operations and Other Comprehensive Income
(Loss) for the three months ended March 31, 2005 and 2004                   F-23

Consolidated Statements of Cash Flows for the three months ended
March 31, 2005 and 2004                                                     F-24

Notes to Unaudited Consolidated Financial Statements                        F-25

                                AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              216 SIXTEENTH STREET
                                    SUITE 600
                             DENVER, COLORADO 80202

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Veridicom International, Inc.
Seattle, Washington

We have audited the accompanying consolidated balance sheet of Veridicom International, Inc.. as of December 31, 2004, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the two year period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Veridicom International, Inc. as of December 31, 2004, and the results of its operations and its cash flows for each of the years in the two year period then ended in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
February 11, 2005

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2004

                                     ASSETS
Current assets
            Cash                                                  $     53,866
            Accounts receivable, net                                    15,791
            Accounts receivable, related party                          32,794
            Subscriptions Receivable                                   420,000
            Inventory                                                   72,793
            Other current assets                                        26,603
                                                                  ------------
                        Total current assets                           621,847

Furniture & equipment, net                                             206,697
Patents                                                                200,000
Goodwill                                                             4,728,546
Other assets                                                             3,302
                                                                  ------------
                                                                  $  5,760,392
                                                                  ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
            Accounts payable                                      $  1,808,828
            Accrued expenses                                           785,889
            Due to related party                                       610,003
            Notes payable, related party                               582,681
            Notes payable                                              254,549
            Other current liabilities                                   37,799
                                                                  ------------
Total current liabilities                                            4,079,749

Minority interest                                                       18,698

Commitments and Contingencies
Stockholders' equity
Preferred stock $.001 par value
  2,000,000 authorized -0-
  issued and outstanding

Common stock, $.001 par value, 60,000,000 authorized;
 15,781,107 issued and outstanding                                       15,781

Additional paid in capital                                           13,591,671
Accumulated other comprehensive loss                                   (144,695)
Accumulated (deficit)                                               (11,800,812)
                                                                  -------------
Total stockholders' equity                                            1,661,945
                                                                  -------------
                                                                  $   5,760,392
                                                                  =============


        SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
   CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                          2004             2003
                                                                      ------------     ------------
Revenues
            Net revenue                                               $    384,853     $    281,997
            Cost of goods sold                                             212,063          116,007
                                                                      ------------     ------------
            Gross profit                                                   172,790          165,990

Operations
            General & administrative expense                             3,441,793        1,727,517
            Research & development expense                                 490,674               --
            Technical operations expense                                     4,903               --
            Depreciation expense                                            47,188           18,105
            Impairment of goodwill                                              --        1,809,648
                                                                      ------------     ------------
            Income (loss) from operations                               (3,811,768)      (3,389,280)

Other income
            Other income (expense)                                         179,344            6,692
            Interest expense                                               (94,145)         (60,835)
            Gain on forgiveness of debt                                         --          556,104
                                                                      ------------     ------------
            (Loss) before minority interest                             (3,726,569)      (2,887,319)

Minority interest                                                            6,308            4,629
                                                                      ------------     ------------
Net (loss)                                                              (3,720,261)      (2,882,690)

Other comprehensive (loss):
            Foreign currency translation                                  (141,002)            (741)
                                                                      ============     ============
Total comprehensive (loss)                                            $ (3,861,263)    $ (2,883,431)
                                                                      ============     ============
 (Loss) per share: Basic and fully diluted (loss)
   per common share                                                   $      (0.27)    $      (0.51)
                                                                      ============     ============
Weighted average common shares
   Outstanding, basic and fully diluted                                 14,415,829        5,662,025
                                                                      ============     ============

         SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                     Accumulated
                                    $.001      Common                    Additional     Other                            Total
                   Common Stock   par value     Stock      Deferred       Paid In    Comprehensive  Accumulated      Stockholders'
                       Shares       Amount    Committed  Compensation     Capital        Loss        (Deficit)      Equity (Deficit)
                       ------       ------    ---------  ------------     -------        ----        ---------      --------------

Balances,
December 31, 2002      4,259,496   $  4,259  $  10,000   $ (477,141)   $  5,129,790  $   (2,952)   $ (5,197,861)    $   (533,905)

Reverse merger
with
Alpha Virtual,
Inc.                   1,515,897      1,516         --           --       1,003,308          --              --        1,004,824

Amortization of
deferred
compensation                  --         --         --      477,141              --          --              --          477,141

Sales of common
stock
net of offering
costs
of $106,603              155,296        155         --           --         619,445          --              --          619,600

Stock issued for
services                  20,000         20         --           --          58,780          --              --           58,800

Stock issued in
acquisition of
Veridicom, Inc.        3,500,000      3,500         --           --         414,760          --              --          418,260

Stock options
granted
for service                   --         --         --           --          54,520          --              --           54,520

Foreign currency
translation
adjustment                    --         --         --           --              --        (741)             --             (741)

Net (loss)                    --         --         --           --              --          --      (2,882,690)      (2,882,690)
                      ----------   --------  ---------   ----------    ------------  ----------    ------------     ------------

Balances,
December 31, 2003      9,450,689   $  9,450  $  10,000   $       --    $  7,280,603  $   (3,693)   $ (8,080,551)    $   (784,191)

Sales of common
stock
net of offering
costs
of $673,978            1,020,578      1,021         --           --       2,040,063          --              --        2,041,084

Stocks issued for
conversion of debt       157,140        157         --           --         164,843          --              --          165,000

Stocks issued as
loan
fee (Beaufort)            25,000         25         --           --         106,225          --              --          106,250

Stock issued in
Cavio
merger                 5,119,140      5,119         --           --         424,401          --              --          429,520

Stock options
granted
for CEO                       --         --         --           --         359,100          --              --          359,100

Exercise of Stock
options                    8,560          9         --           --          13,817          --              --           13,826

Cavio's
subscription
received                      --         --         --           --       3,192,619          --              --        3,192,619

Common stock
committed
reclassified                  --         --    (10,000)          --          10,000          --              --               --

Foreign currency
translation
adjustment                    --         --         --           --              --    (141,002)             --         (141,002)

Net (loss)                    --         --         --           --              --          --      (3,720,261)      (3,720,261)
                      ----------   --------  ---------   ----------    ------------  ----------    ------------     ------------

Balances,
December 31, 2004     15,781,107   $ 15,781  $      --   $       --    $ 13,591,671  $ (144,695)   $(11,800,812)    $  1,661,945
                      ==========   ========  =========   ==========    ============  ==========    ============     ============

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
                       CONSOLIDATED STATEMENTS CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                                                            2004                   2003
                                                                                        ------------            -----------
Cash flows from operating activities
Net loss before minority interest                                                       $ (3,726,569)           $(2,887,319)

Adjustments to reconcile net loss to net cash (used in) operating activities:
            Depreciation and amortization                                                     47,188                 18,105
            Bad debt expense                                                                      --                 38,216
            Impairment of goodwill                                                                --              1,809,648
            Stock based compensation                                                         359,100                531,661
            Common Stock issued for debt conversion                                         (165,000)                    --
            Common stock issued for loan fee                                                 106,250                     --
            Common stock issued for services rendered                                             --                 58,800
            Transfer of equipment to Cavio                                                        --                 18,336
            Gain on Forgiveness of Debt                                                           --               (556,104)
(Increase) / decrease in:
            Accounts receivable                                                               11,749                 (7,901)
            Related party receivables                                                         45,166                (50,404)
            Subscriptions Receivable                                                        (420,000)                    --
            Inventory                                                                         17,010                     --
            Other assets                                                                     (11,474)                88,480
Increase / (decrease) in :
            Accounts payable                                                                 605,443               (145,628)
            Accrued expenses                                                                 (98,880)                37,065
            Due to related parties                                                           234,304                157,059
            Other current liabilities                                                         37,799                     --
            Deferred compensation                                                                 --               (140,618)
                                                                                        ------------           ------------
Net cash (used in) operating activities                                                   (2,957,914)            (1,030,604)
                                                                                        ------------           ------------
Cash flows from investing activities
            Cash acquired through merger and acquisition                                     164,791                184,001
            Purchase of equipment                                                            (70,609)               (19,314)
                                                                                        ------------           ------------
Net cash provided by (used in) investing activities                                           94,182                164,687
                                                                                        ------------           ------------

Cash flows from financing activities
            Net proceeds from note payable                                                   582,681                346,549
            Payments on notes payable                                                       (130,000)               (20,000)
            Payment on capital lease obligation                                                   --                 (5,423)
            Collection of subscription receivable                                            129,821                     --
            Payment of offering costs/commission                                            (673,968)                    --
            Sale of minority interest                                                             --                 29,635
            Proceeds from sale of common stock and warrants                                3,023,699                619,600
                                                                                        ------------            -----------
Net cash provided by financing activities                                                  2,932,233                970,361
                                                                                        ------------            ------------
Effect of exchange rate changes on cash                                                     (141,002)                  (741)
                                                                                        ------------            ------------
Net increase (decrease) in cash                                                              (72,501)               103,703
Cash, beginning of period                                                                    126,367                 22,664
                                                                                        ------------            -----------
Cash, end of period                                                                          $53,866               $126,367
                                                                                        ============            ===========
Supplemental disclosures of cash flow information
Interest paid                                                                                 22,676                     --
Income taxes paid

         SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Background

Veridicom International, Inc., (the Company, formerly known as Alpha Virtual, Inc. ("Alpha") is a Delaware Corporation formerly headquartered in California that was formed on September 9, 1987. The name of the Company was changed to Veridicom International, Inc. in February 2004. The Company consolidated its corporate offices in Seattle, Washington, and Vancouver, British Columbia in April 2004.

Going Concern

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a net loss during 2004 of $3,720,261 and has a working capital deficit, which raises doubt about its ability to continue as a going concern. The Company is currently devoting its efforts to raising additional capital and investigating potential merger candidates. The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Mergers

On April 28, 2003 the Company and Esstec Inc., a privately held Nevada corporation, entered into an Agreement and Plan of Merger. In accordance with the Merger, the Company, a Nevada Corporation, acquired Esstec in exchange for 4,276,162 shares of Alpha's common stock. For accounting purposes Esstec acquired Alpha in a reverse merger under the purchase method of accounting. The financial statements in the filings of Alpha became those of Esstec. The legal entity (Alpha) retained its name until it was changed to Veridicom International, Inc. in February 2004. Thus, the financial statements are still those of "Esstec, Inc."

On November 25, 2003, the Company entered into an Agreement and Plan of Merger with Veridicom, Inc. (Veridicom), a California corporation, through AAC, a Nevada corporation, whereby the Company acquired Veridicom in exchange for 3,500,000 shares of Veridicom's common stock. 3,250,000 shares were issued to the holders of Veridicom's stock, and 250,000 shares were issued into escrow to cover Veridicom's indemnification obligations, if any. Veridicom's stockholders owned approximately 35% of the Company's outstanding common stock as of November 25, 2003.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On January 16, 2004, the Company entered into an Agreement and Plan of Merger with Cavio Corporation, a privately held Washington corporation ("Cavio"). The merger became effective on February 20, 2004. In accordance with the merger, on February 20, 2004, through its wholly owned subsidiary, A/VII Acquisition Corporation, acquired Cavio in exchange for 5,119,140 shares of the Company's common stock. The Company recorded goodwill of $3,792,019 for this acquisition.



     Cash                                    $   164,791
     Receivables                                  14,043
     Stock subscription receivable               129,821
     Prepaid expenses                              4,874
     Fixed assets, net                           109,473
                                             -----------
                                                 423,002
                                             -----------
     Less liabilities assumed
     Accounts payable and accrued expenses      (694,009)
     Loans payable                               (28,693)
                                             -----------
                                                (722,702)
                                             -----------
Net liabilities                              $  (299,700)
                                             ===========
Net liabilities assumed                      $   299,700
Stock issued for acquisition                     299,700
Common stock issued into escrow                3,192,619
                                             -----------
Goodwill                                     $ 3,792,019
                                             ===========



The following unaudited proforma condensed consolidating statement of operations for the year period ended December 31, 2004 gives effect to the above transaction as if it had occurred on January 1, 2004.

                  Veridicom International Inc.      Cavio Corporation for the period
                 Consolidated for the year ended       from November 01, 2003 to
                        December 31, 2004                  February 19, 2004           Proforma Adjustments    Proforma Consolidated
                 -------------------------------       -------------------------       --------------------    ---------------------
Revenues                $   384,853                         $       --                         $ --                $   384,853
(Expenses)               (4,196,622)                          (481,715)                          --                 (4,678,337)
Other                        91,508                             (3,367)                          --                     88,141
                        -----------                         ----------                         ----                -----------
Net loss                $(3,720,261)                        $ (485,082)                        $ --                $(4,205,343)
                        ===========                         ==========                         ====                ===========

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Operations

The Company has five subsidiaries: Esstec, Essential Tec Pakistan (Private) Limited ("Pakistan Ltd."), Veridicom Inc., Cavio, and Veridicom International (Canada) Inc. ("Canada Inc.").

Esstec is a professional services company that focuses on e-commerce initiatives, interactive multimedia, and mobile software applications for clients in various industries, including the telecommunications and entertainment industries. During 2004, Esstec did not have any significant revenues or incur any significant expenses.

Pakistan Ltd. was incorporated on April 19, 2000 to establish the business of software development for the international markets and to export software and technology. Esstec owns approximately 63.4% of Pakistan Ltd.

Veridicom Inc. designs, manufactures and delivers hardware and software products that enable strong authentication solutions based on fingerprint biometrics. Veridicom Inc. markets a complete fingerprint biometrics platform on which applications can be built.

Cavio produces technology tools designed to protect users from fraud, misrepresentation, security and privacy issues by allowing users to biometrically authenticate themselves to secure control access and confirm identity across a number of industries.

On January 21, 2004, Canada Inc. was formed to be the Canadian operating company for the public company.

Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries Esstec, Pakistan Ltd., Veridicom, Cavio, and Canada Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Minority Interest

Minority interest reflects the ownership of minority shareholders in the equity of Pakistan Ltd., a consolidated subsidiary less than wholly owned.

Reclassifications

For comparative purposes, prior year's consolidated financial statements have been reclassified to conform to report classifications of the current year.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Goodwill

Goodwill was recorded at its purchase price and is not being amortized. Pursuant to statements of financial accounting standards 142 ("Goodwill and Other Intangible Assets") and SFAS 144 ("Accounting for the Impairment or Disposal of Long-Lived Assets"), the company has evaluated its goodwill for impairment and determined that the fair value of its goodwill is $4,728,546.

Valuation of the Company's Common Stock

Unless otherwise disclosed, all stock based transactions entered into by the Company have been valued at the market value of the Company's common stock on the date the transaction was entered into or have been valued using the Black-Scholes Model to estimate the fair market value.

Concentrations of Credit Risk

Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of trade accounts receivable. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.

Advertising Expenses

The Company expenses advertising costs as incurred. During the years ended December 31, 2004 and 2003, the Company did not have significant advertising costs.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, notes payables, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"). SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and believes that it could have an impact to the Company's overall results of operations depending on the number of stock options granted in a given year.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. That exception required that some nonmonetary exchanges, although commercially substantive, to be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes SFAS No.153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS No.153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS No.153 shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In November 2004, the FASB issued SFAS No. 151 "Inventory Costs, an amendment of ARB No. 43, Chapter 4 (" SFAS No. 151". The amendments made by SFAS 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," which is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The adoption of this standard did not have a material impact on the Company's financial statements.

In April 2003, FASB issued SFAS No. 149, "Accounting for Derivative Instruments and Hedging Activities," which is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. This statement amends and clarifies financial accounting and reporting for derivative instruments including certain instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The adoption of this standard did not have a material impact on the Company's financial statements.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities." FIN 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," for certain entities which do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties or in which equity investors do not have the characteristics of a controlling financial interest ("variable interest entities"). Variable interest entities will be required to be consolidated by their primary beneficiary. The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity's expected losses, receives a majority of its expected returns, or both, as a result of holding variable interests, which are ownership, contractual, or other pecuniary interests in an entity. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after December 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. FIN 46 applies to public enterprises as of the beginning of the applicable interim or annual period. The Company's adoption of FIN 46 did not have any impact upon the Company's financial condition or results of operations.

In March 2004, the FASB approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued a FASB Staff Position
(FSP) EITF 03-1-1 that delays the effective date of the measurement and recognition guidance in EITF 03-1 until after further deliberations by the FASB. The disclosure requirements are effective only for annual periods ending after June 15, 2004. The Company has evaluated the impact of the adoption of the disclosure requirements of EITF 03-1 and does not believe it will have an impact to the Company's overall combined results of operations or combined financial position. Once the FASB reaches a final decision on the measurement and recognition provisions, the Company will evaluate the impact of the adoption of EITF 03-1.

Inventory

Inventory consists primarily of various sensors, combos and parallel port units. Inventory is valued at lower of cost (first-in, first-out) or market.

Furniture and Equipment

Furniture and equipment is recorded at cost. Depreciation and amortization expense is provided on a straight-line basis using estimated useful lives of 3-7 years. Depreciation expense was $47,188 and $18,015 for the years ended December 31, 2004 and 2003, respectively. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Patents

At the acquisition of Veridicom, the Company evaluated the patents and determined the costs to secure the unused patents outweighed their intended use and was unable to find a party interested in purchasing the patents. The patents were originally recorded at cost and were being amortized on a straight-line basis over 15 years. The Company has valued the patents at $200,000. The company is not amortizing the patents.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all funds with original maturities of three months or less to be cash equivalents.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future income tax consequences of events that have been recognized in the Company's financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense represents the tax payable for the current period and the change during the period in deferred tax assets and liabilities. The Company has a net operating loss carry forward of approximately $3,800,000 expiring beginning in 2020.

Revenue Recognition

Sales of services are recorded when performed in accordance with contracts. Revenues from software sales are recorded in accordance with SOP 97-2 'Software Revenue Recognition', which requires that revenue recognized from software arrangements be allocated to the various elements of the arrangement based on the relative fair market values of the elements, such as software products, upgrades, enhancements, post contract customer support, installation or training. Revenue from product services are recognized at the time services are provided.

For fixed fee contracts, Esstec recognizes revenue based on the percentage completed, calculated as either the number of direct labor hours in the project to date divided by the estimated total direct labor hours, or based upon the completion of specific task benchmarks. It is Esstec's policy to record contract losses in their entirety in the period in which such losses can be estimated. Any revenues associated with pre-payments or pre-billings are deferred until revenue is earned. For non-fixed fee jobs, revenue is recognized as services are performed and adjusted to realization value, if necessary.

Pakistan Ltd. recognizes revenue at the point/time the software is delivered/exported.

Veridicom Inc. recognizes revenues at the point of shipment of products.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Loss

The Company utilizes Statement of Financial Accounting Standards ("SFAS") No.
130. "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive loss and its components in a financial statement. Comprehensive loss as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive loss, which are excluded from net loss, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive loss presented in these consolidated financial statements resulted from translations of foreign currency financial statements.

Foreign Currency Translation

Pakistan Ltd. considers the Pakistan Rupee to be the functional currency of its operations. Cavio and Canada Inc. consider the Canadian Dollar to be the functional currency of their operations. The reporting currency of the Company is the U.S. dollar; accordingly, all amounts included in the financial statements have been translated into U.S. dollars.

Exchange Rates         For the year Ending 2004     For the Year Ending 2003
--------------         ------------------------     ------------------------
Rupee Average                   .01715                      .017331
Rupee Period end                .01682                      .017479

Canadian Dollar Average         .76847
Canadian Dollar Period end      .83084

Software Development Costs

The software development costs are expensed as research and development costs as incurred until the software reaches technological feasibility in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS 86").

Earnings Per Common Share

The Company computes earnings per common share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128). The Statement requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding. The computation of diluted loss per share is similar to the basic loss per share computation except the denominator is increased to include the number of additional shares that would have been outstanding if the dilutive potential common shares had been issued. In addition, the numerator is adjusted for any changes in income or loss that would result from the assumed conversions of those potential shares. However, such presentation is not required if the effect is antidilutive. Due to losses during the years ended December 31, 2004 and 2003, no presentation is made.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - ACCOUNTS RECEIVABLE

In December 1999 the Company sold its PGTS training simulator to an unrelated entity. As part of the agreement, the Company is entitled to royalty payments on future PGTS Training System sales by Eidetics for a four-year period from the date of sale. As of December 31, 2004 the Company was owed approximately $105,117 in past due royalties. A full allowance was recorded against this receivable. The Company continues to pursue collection of these royalties.

Accounts receivable are in respect of sales of hardware and software to customers that the Company expects to collect in 2005.

NOTE 3 - FURNITURE AND EQUIPMENT

Furniture and equipment consists of the following:


                                                                          2004
                                                                        --------
Tooling equipment                                                       $161,595
Furniture and equipment                                                   33,932
Office equipment                                                          30,954
Computers                                                                278,185
Software                                                                 158,539
Vehicles                                                                  19,818
                                                                        --------
                                                                         683,023
         Less accumulated depreciation and amortization                  476,326
                                                                        --------
                                                                        $206,697
                                                                        ========


NOTE 4 - DCAA AUDIT

The Company's books and records were subject to audit by the Defense Contract Audit Agency (DCAA) for defense contracts serviced by Alpha in 1994. A contingent liability of $100,000 had been reserved for over 10 years in the Company's books for DCAA audit. No efforts have been made by DCAA to collect on this contingent liability and the Company recognized $100,000 of income in the current year after the expiration of the 10 year period, which is included in other income.

NOTE 5 - NOTES PAYABLE - RELATED PARTIES

The Company has notes payable totaling $582,681 bearing interest at rates from 10%-12% per annum, maturing between January 2004 and June 2007.

In August 2004, the Company borrowed $100,000 under a short-term agreement. The principal amount and interest of $10,000 was due on September 30, 2004. Additional terms of the loan include the issuance of 25,000 shares of the Company at $4.25 per share (the closing price on August 30, 2004) as a loan fee and the granting of warrants to purchase 100,000 shares of the Company's common stock at $3.50 per share. The value of the 25,000 shares of $106,250 has been recorded as common stock committed.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Subsequent to December 31, 2004, the Company has reached a full settlement with the lender. Under the settlement terms, the total interest payable is to be limited to a maximum of $20,000, of which $10,000 was paid in March 2005. Also, $65,000 of the principal was repaid in January 2005. A director of the Company is an associate of the lender's parent company.

During the year ending December 31, 2004, 157,140 shares were issued upon conversion of $165,000 of notes. These conversions were inadvertently omitted on the June 30, 2004 and September 30, 2004 quarterly financial statements which would have reduced debt by $165,000 and increased equity by the same amount. The effect of any interest adjustment for the above in the respective quarters is not significant.

The Company has an unsecured short term loan from Tall Enterprises Ltd. (a company controlled by Terry Laferte, an officer of the Company) amounting to $66,467 as at December 31, 2004; bearing interest at 7% per annum and due on or before June 30, 2005. This loan was paid in full in March, 2005.

The Company has an unsecured loan from Global Ventures Advisors, a company controlled by a director of the Company's subsidiary in Pakistan which as of December 31, 2004 amounted to $416,214; bearing interest at 12% per annum and due on or before June 30, 2006, with an option to convert to common stock in the event of default in repayment by the Company.

NOTE 6 - STOCK-BASED COMPENSATION

The Company accounts for stock based compensation under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS
123). The standard requires the Company to present the "fair value" method with respect to stock-based compensation of consultants and other non-employees.

The Company did not change its method of accounting with respect to stock options; the Company continues to account for these under the "intrinsic value" method. The Company recognized $359,100 as stock based compensation to the Company's CEO for the year ended December 31, 2004. This brings the total number of vested shares to December 31, 2004 to 62,500 out of the total 150,000 shares.

NOTE 7 - RELATED PARTY TRANSACTIONS

The Company has entered into agreements with Manhattan Capital Partners ("Manhattan") and its affiliates to provide consulting and stock placement services. The Company paid Manhattan a total of $316,028 during the year ended December 31, 2004. The Company paid Manhattan a total of $205,673 during the year ended December 31, 2003. At December 31, 2003 Manhattan had advanced the Company $110,005 in a non-interest bearing short-term loan, which was repaid in 2004. The Company has amounts outstanding for prior services rendered by affiliates of Manhattan totaling an additional $208,771 and is negotiating to reduce the amounts owed under this agreement. Manhattan is related due to one of the principals who is a director of the Company.

The Company has an unsecured, non-interest bearing short term advances from Paul Mann, CEO and President of the Company, amounted to $218,899 as of December 31, 2004. These advances are without any specified repayment terms.

On July 15, 2003 the Company entered into a consulting agreement for marketing strategy and support services for a term of three months and at the rate of $7,000 per month plus the reimbursement of out of pocket expenses. This agreement continues and expands Government and commercial marketing activities previously undertaken for the OneView Technology, and extends these activities to include technology newly available from Esstec and Veridicom.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On July 15, 2003 the Company entered into an advisory agreement with the principals of the consulting company in the above agreement to join the Company's Advisory Board to assist the Company's Board of Directors in structuring and advising as to strategic alliances and growth. The agreement is for one year and the principals were each granted options to acquire 10,000 shares of the Company's common stock at $3.50 per share; options vest monthly over one year. The options were valued at $54,520, the fair value using the Black-Scholes Pricing Model. The average risk rate used was 3.3%, volatility was estimated at 100% and the expected life was one year.

On November 3, 2003, Veridicom Inc. a subsidiary of the Company, entered into a five year Marketing and Distribution Agreement with Biocom Co. Ltd., ("Biocom") a Korean corporation and Gyung Min Kim, a director of the Company. Under the terms of this Agreement Biocom was appointed as the Company's exclusive distributor for all the sale and servicing of the Company's products in Korea.

NOTE 8 - COMMON STOCK

The Company has authorized 60,000,000 shares of $.001 par value common stock and 2,000,000 shares of $.001 par value preferred stock

Common Stock Issued during the Year Ended December 31, 2004

During the year ending December 31, 2004 the Company sold 1,020,578 shares of common stock for $2,715,062 less offering costs of $673,978.

During the year ending December 31, 2004 the Company issued 8,560 shares of common stock for $13,826 for the exercise of stock options.

Stock Option Plan

In April 2004 the Company adopted the 2004 Stock Option, Deferred Stock, and Restricted Stock Plan (the Plan) effective June 25, 2004, which provides for the granting of options to officers, directors, consultants, employees, and advisors. 2,000,000 shares of common stock are reserved under the Plan for the granting of options. The Plan is in effect until June 25, 2014. The options are exercisable to purchase stock for a period of up to ten years from the date of grant.

On February 7, 2005, the Board of Directors of the Company approved the granting of 1,025,000 shares to officers, directors and employees of the Company under the 2004 Stock Option Plan.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Employment Agreement

The Company entered into an employment agreement with its President and Chief Executive Officer effective February 20, 2004 for one year providing for an annual salary of $175,000, ten-year stock option to purchase 150,000 shares of the Company's common stock at $3.50, and an annual bonus of $20,000 for every $1.5 million in gross consolidated revenue of the Company for said year. The agreement is automatically renewable.

The stock options vest monthly over a twenty-four month period. As of December 31, 2004, 42% of the options were vested. The fair value of the vested options of $359,100 was estimated using the Black-Scholes option pricing model with an expected life of five years, a risk-free interest rate of 2.79% and an expected volatility of 293%. The fair value of vested options during the year has been expensed as stock based compensation.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On October 31, 2002 the Company's Chief Technology Officer was discharged. On November 15, 2002 the two parties entered into a Settlement of Employment Agreement whereby the Company agreed to pay and accrued $30,000 in severance pay with monies received for royalties (See Note 2). The Company will pay 50% of monies received up to $30,000.

Litigation

Five former employees of Veridicom, Inc. have filed claims against the Company with the Labor Commissioner in the State of California. The former employees allege that the Company owes unpaid wages, salaries and vacation pay for various periods between July 2000 and November 2003 amounting to a total of $111,650. Management and legal advisors are reviewing the validity of the claim. The Company has accrued for this liability in its financial statements as of December 31, 2004.

On March 28, 2003 the Company and one of the Company's stockholders filed a lawsuit in Superior Court against a former CEO of the Company. The lawsuit alleges a breach of fiduciary duty, negligence, fraud and breach of contract claiming the CEO did not devote his efforts to the Company's product development and market strategies or maximize the profit of the business. An amount of damages has not been determined and the outcome of this lawsuit cannot be determined at this time.

In addition, the Company is a party to a number of other lawsuits arising in the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Company's operations, cash flows or financial position.

Agreements

The Company entered into a Non-Excusive Agreement with KirwanGier for assisting in equity placements on August 5, 2004 for a term of six months. The agreement was terminated on October 6, 2004. Under the terms of the agreement, the Company was to issue warrants to purchase 100,000 shares of the Company's common stock at $3.50 per share. The Company will not issue these warrants due to non-performance on the part of KirwanGier.

The Company has entered into an agreement with Carpe DM on August 23, 2004 for investor relations services for a term of one year. The terms of the agreement are pending approval of the Board of Directors of the Company and include monthly fees of $2,500 to $5,000 and the issuance of warrants to purchase 150,000 shares of the Company's common stock at $3.50 per share. Additional warrants for a further 150,000 shares may be issued at similar terms dependent upon attainment of specific performance targets.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On February 25, 2005, the Company completed the first of three rounds of a private placement worth $5,100,000 through a placement agent, Joseph Stevens & Co. Inc ("JSC"). As consideration for the placement services provided, the Company is obligated to issue JSC a warrant to purchase up to 107,087 shares of its common stock at an exercise price of $1.27 per share and a warrant to purchase up to 100,000 shares of its common stock at an exercise price of $3.50 per share and cash consideration in the amount of $136,000.

Leases

In February 2004 the Company entered into a three year operating lease for office space. The Company is required to pay basic rent and estimated operating expenses. The remaining lease amounts are $197,132 per annum for 2005 and 2006.

Rent expense was $139,077 and $26,841 for the years ended December 31, 2004 and 2003, respectively.

NOTE 10 - PROCEEDS FROM CAPITAL STOCK SUBSCRIPTIONS

On January 16, 2004, the Company entered into an Agreement and Plan of Merger with Cavio Corporation, a privately held Washington corporation ("Cavio"). The merger became effective on February 20, 2004 following a special meeting of Cavio's stockholders. In accordance with the terms of the Merger Agreement, the Company acquired all outstanding shares of Cavio common stock in exchange for 5,119,140 shares of the Company's common stock. As of February 20, 2004 Cavio had received proceeds from capital stock subscriptions amounting to $3,192,619, which represented amounts advanced to Cavio that were intended to be converted into capital stock. To complete the merger with the Company, Cavio issued 1,754,000 shares which were then exchanged for 486,654 shares of the Company's common stock (at the exchange ratio of 1: 0.277454 as per the terms of the Merger Agreement). The 486,654 shares have been held in trust since consummation of the Merger, pending confirmation of eligible subscribers and the proceeds of $3,192,619 were recorded as a liability in Cavio's financial statements.

In March, 2005, Cavio and the Company confirmed the subscribers eligible to be issued the 486,654 shares of the Company's common stock. The Board of Directors of the Company then ratified, approved and accepted the issuance of the aforementioned 486,654 shares of the Company's common stock to the subscribers. Accordingly, the proceeds from capital stock subscriptions have now been recorded as additional paid in capital (APIC) during the year ended December 31, 2004.

NOTE 11 - EARNINGS PER SHARE

                                            For the Year Ended December 31, 2004
                                            ------------------------------------
                                                                          Per
                                               Income        Shares      Share
                                            (Numerator)  (Denominator)  Amount
                                            -----------   -----------  --------
Basic EPS
  (Loss) available to common stockholders  $(3,720,261)   14,415,829   $(0.26)

Effect of Dilutive Securities                       --            --       --
                                           -----------    ----------   ------

Diluted EPS
  (Loss) available to common stockholders  $(3,720,261)   14,415,829   $(0.26)
                                           ===========    ==========   ======

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                            For the Year Ended December 31, 2003
                                            ------------------------------------
                                                                         Per
                                               Income        Shares     Share
                                            (Numerator)  (Denominator)  Amount
                                            -----------   -----------  --------
Basic EPS
  (Loss) available to common stockholders   $(2,882,690)   5,662,025   $ (0.51)

Effect of Dilutive Securities                      --            --         --
                                            -----------    ---------   -------

Diluted EPS
  (Loss) available to common stockholders   $(2,882,690)   5,662,025   $ (0.51)
                                            ===========    =========   =======

NOTE 12 GAIN ON CANCELLATION/FORGIVENESS OF DEBT

Effective October 31 2002, the Company entered into a License Agreement with its principal shareholder, Global Alpha Corporation ("GAC") wherein GAC was granted an exclusive license to the Company's software and systems commonly referred to as the "IC3D Framework" (the "System). The System encompasses substantially all of the Company's software including software developed to support multi-user online collaborative interactivity in a broad variety of applications employing a variety of virtual media over a number of networks including the Internet and intra-nets. Under the Agreement, GAC will pay to the Company a license fee of ten percent of the revenue generated from the sale or use of the System up to $1,000,000, nine percent up to $2,000,000, eight percent up to $3,000,000 and, thereafter, seven percent of the revenue generated. A minimum, annual license fee of $25,000 for the year ending December 31, 2002 and December 31, 2003 must be paid to maintain the exclusive license. At March 31, 2003 the annual license fee of $25,000 for 2002 had not been paid and the Company has waived the license fee based on discussions with GAC setting off the license fee against the short term debt of $435,000 owed by the Company to GAC. The Company has sold to GAC the IC3D/OneView product in exchange for cancellation of the $435,000 note and accrued interest of $45,312 owed by Alpha.

NOTE 13 - OFFICE CLOSING

On April 15, 2004 the Company permanently closed the offices of Veridicom, Inc. in Sunnyvale, California and is currently in the process of integrating and consolidating its software and hardware product divisions at its offices in Vancouver, British Columbia, Canada. The direct costs incurred by the company to-date, with respect to the closure and relocation of the Sunnyvale operations, amount to $31,575.

NOTE 14 - SUBSEQUENT EVENTS

Sale of Common Stocks

Subsequent to the balance sheet date the Company sold 61,000 shares for $100,650. $65,000 of the proceeds was used to extinguish existing debt.

Financing agreement


On February 25, 2005, the Company completed the first of three rounds of a private placement whereby the Company will issue up to an aggregate of $5,100,000 worth of 10% callable secured notes convertible into shares of common stock of the Company and warrants to purchase up to an aggregate of 10,200,000 shares of common stock, of the Company to certain accredited investors. The closing of the first and second round of the Private Placement resulted in aggregate proceeds to the Company of $3,400,000 and the final closing of $1,700,000 is contingent upon triggering events set forth in the Securities Purchase Agreement.


The Notes have a term of 36 months and bear interest at 10% per annum, which is payable monthly; provided, however, that the interest rate shall reset at 0% for any monthly period in which the Company's stock price is greater than 125% of the "Initial Market Price," which is defined as 100% of the volume weighted average of the Company's common stock for the five days immediately prior to closing, as reported on the Over-the-Counter Bulletin Board.

The Warrants are exercisable at any time for a period of five years from the date of issuance. The Series A Warrants have an exercise price of $3.00 per share and the Series B Warrants have an exercise price of $5.00 per share.

As an inducement to participate in the Private Placement, the Company granted the Note Holders a security interest in all of its intellectual property.

As consideration for placement agent services provided by Joseph Stevens & Co. Inc. ("JSC") in connection with the Private Placement, the Company is obligated to issue JSC a warrant to purchase up to 107,087 shares of its common stock at an exercise price of $1.27 per share and a warrant to purchase up to 100,000 shares of its common stock at an exercise price of $3.50 per share and cash consideration in the amount of $136,000.

Stock Option Plan

On February 7, 2005, the Board of Directors of the Company approved the granting of 1,025,000 shares to officers, directors and employees of the Company under the 2004 Stock Option Plan.

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                                             March 31          December 31
                                                               2005                2004
                                                           ------------        ------------
                                                            [UNAUDITED]
Current assets
    Cash                                                   $    403,948        $     53,866
    Accounts receivable                                          15,428              15,791
    Receivable, related party                                   115,262              32,794
    Subscriptions receivable                                         --             420,000
    Inventory                                                    70,660              72,793
    Other current assets                                         21,600              26,603
                                                           ------------        ------------
         Total current assets                                   626,898             621,847

Furniture & equipment, net                                      192,723             206,697
Patents                                                         200,000             200,000
Goodwill                                                      4,728,546           4,728,546
Deferred financing costs, net                                   387,347                  --
Other assets                                                      3,305               3,302
                                                           ------------        ------------
                                                           $  6,138,819        $  5,760,392
                                                           ============        ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Accounts payable                                       $  1,206,026        $  1,808,828
    Accrued expenses                                            771,262             785,889
    Due to related party                                        576,181             610,003
    Notes payable related party, current portion                     --             166,467
    Notes payable, current portion                              299,549             254,549
    Other current liabilities                                    40,374              37,799
                                                           ------------        ------------
         Total current liabilities                            2,823,392           3,663,535

    Long term debt                                              366,214             416,214
    Convertible notes payable, net of discount                  438,317                  --
                                                           ------------        ------------
                                                              3,627,923           4,079,749

Minority interest                                                23,569              18,698
Stockholders' equity
    Common stock, $.001 par value, 60,000,000
    authorized; 15,842,107 and 15,781,107 issued
    and outstanding                                              15,842              15,781
    Additional paid in capital                               15,743,263          13,591,671
    Accumulated other comprehensive (loss)                     (141,422)           (144,695)
    Accumulated (deficit)                                   (13,130,356)        (11,800,812)
                                                           ------------        ------------
    Stockholders' equity                                      2,487,327           1,661,945
                                                           ------------        ------------
                                                           $  6,138,819        $  5,760,392
                                                           ============        ============

        SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
   CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
                                   (Unaudited)

                                                            Three months          Three months
                                                                Ended                 Ended
                                                           March 31, 2005        March 31, 2004
                                                           --------------        --------------
Revenues
    Net revenue                                            $       80,576        $      238,975
    Cost of goods sold                                             22,694               160,038
                                                           --------------        --------------
    Gross profit                                                   57,882                78,937

Expenses
    General & administrative expenses                             742,681               781,778
    Research & development                                        293,323                45,607
    Depreciation                                                   17,267                 7,625
                                                           --------------        --------------
    (Loss) from operations                                       (995,389)             (756,073)

Other income / (expense)
    Other expense                                                  (4,637)               (2,434)
    Interest expense                                             (476,321)              (10,697)
    Gain on forgiveness of debt                                   151,675                    --
                                                           --------------        --------------
    (Loss) before minority interest                            (1,324,672)             (769,204)

    Minority interest                                              (4,871)                4,320
                                                           --------------        --------------
    Net (loss)                                                 (1,329,543)             (764,884)

    Other comprehensive  (loss):
    Foreign currency translation                                    3,273                    --
                                                           --------------        --------------
    Total comprehensive  (loss)                            $   (1,326,270)       $     (764,884)

    (Loss) per share: Basic and fully diluted (loss)
       per common share                                    $        (0.09)       $        (0.07)

    Weighted average common shares
       outstanding basic and fully diluted                     15,594,363            11,819,186

         SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
                       CONSOLIDATED STATEMENTS CASH FLOWS
                                   (Unaudited)

                                                             Three months          Three months
                                                                 Ended                 Ended
                                                            March 31, 2005        March 31, 2004
                                                            --------------        --------------
Cash flows from operating activities
Net (loss) before minority interest                         $   (1,324,672)       $     (769,204)

Adjustments to reconcile net (loss) to net cash
  used in operating activities:
    Depreciation and amortization                                   17,267                 7,625
    Stock based compensation                                       179,295                35,910
    Gain on forgiveness and cancellations of debt                 (151,675)                   --
    Accretion of interest expense on convertible debt              449,385                    --
(Increase) / decrease in:
    Accounts receivable                                                364                15,868
    Related party receivables                                      (82,468)               45,397
    Inventory                                                        2,133                 6,310
    Prepaid expenses and other assets                                5,003               (29,391)
Increase / (decrease) in :
    Accounts payable                                              (451,132)                8,087
    Accrued expenses                                               (14,628)             (148,376)
    Due to related parties                                         (33,821)              (91,745)
    Other current liabilities                                        2,575                    --
                                                            --------------        --------------
Net cash (used in) operating activities                         (1,402,374)             (919,519)
                                                            --------------        --------------

Cash flows from investing activities
    Cash acquired through merger and acquisition                        --               164,791
    Purchase of property and equipment                              (3,293)               (9,359)
                                                            --------------        --------------
Net cash provided by (used in) investing activities                 (3,293)              155,432
                                                            --------------        --------------

Cash flows from financing activities
    Proceeds from convertible notes payable                      1,700,000                    --
    Payments on notes payable                                     (241,467)             (100,000)
    Deferred financing costs                                      (221,707)                   --
    Collection of subscription receivable                          420,000               129,821
    Payment of offering costs/commission                            (5,000)             (166,668)
    Proceeds from sale of common stock and options                 100,650             1,238,808
                                                            --------------        --------------
Net cash provided by financing activities                        1,752,476             1,101,961
                                                            --------------        --------------
Effect of exchange rate changes on cash                              3,273                (2,040)
                                                            --------------        --------------
Net increase in cash                                               350,082               335,834
Cash, beginning of period                                           53,866               126,367
                                                            --------------        --------------
Cash, end of period                                         $      403,948        $      462,201
                                                            ==============        ==============
Supplemental disclosures of cash flow information
Interest paid                                                       10,000                13,906
Income taxes paid                                                       --                    --

         SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                 VERIDICOM INTERNATIONAL, INC. AND SUBSIDIARIES
                     (FORMERLY KNOWN AS ALPHA VIRTUAL, INC.)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The accompanying unaudited consolidated financial statements reflect all adjustments that, in the opinion of management, are considered necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period. The accompanying consolidated financial statements should be read in conjunction with the audited financial statements included in Form 10-KSB for the fiscal year ended December 31, 2004.

The historical results for the three months ended March 31, 2005 include the Company and all its subsidiaries. The historical results for the three months ended March 31, 2004 include Cavio Corporation ("Cavio") from the merger date of February 20, 2004.

NOTE 2 - OPERATIONS

GOING CONCERN

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a net loss of $1,329,543 and has a working capital deficit, which raises doubt about its ability to continue as a going concern. The Company is currently devoting its efforts to raising additional capital. The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

SUBSIDIARIES

The Company has five subsidiaries: Esstec, Essential Tec Pakistan (Private) Limited ("Pakistan Ltd."), Veridicom Inc., Cavio, and Veridicom International (Canada) Inc. ("Canada Inc.").

Esstec is a professional services company that focuses on e-commerce initiatives, interactive multimedia, and mobile software applications for clients in various industries, including the telecommunications and entertainment industries. During 2004, Esstec did not have any significant revenues or incur any significant expenses.

Pakistan Ltd. was incorporated on April 19, 2000 to establish the business of software development for the international markets and to export software and technology. Esstec owns approximately 63.4% of Pakistan Ltd.

Veridicom Inc. designs, manufactures and delivers hardware and software products that enable strong authentication solutions based on fingerprint biometrics. Veridicom Inc. markets a complete fingerprint biometrics platform on which applications can be built.

Cavio produces technology tools designed to protect users from fraud, misrepresentation, security and privacy issues by allowing users to biometrically authenticate themselves to secure control access and confirm identity across a number of industries.

On January 21, 2004, Canada Inc. was formed to be the Canadian operating company for the public company.

CONSOLIDATION

The consolidated financial statements include the accounts of the Company and our subsidiaries Esstec, Pakistan Ltd., Veridicom, Cavio, and Canada Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

NAME CHANGE

The legal entity, Alpha Virtual, Inc. ("Alpha"), retained its name until it was changed to Veridicom International, Inc. in February 2004.

MINORITY INTEREST

Minority interest reflects the ownership of minority shareholders in the equity of Pakistan Ltd., a consolidated subsidiary less than wholly owned.

MERGERS

On January 16, 2004, we entered into an Agreement and Plan of Merger with Cavio Corporation, a privately held Washington corporation ("Cavio"). The merger became effective on February 20, 2004 following a special meeting of Cavio's stockholders. In accordance with the merger, on February 20, 2004, through its wholly owned subsidiary, A/VII Acquisition Corporation, a Nevada corporation, acquired Cavio in exchange for 5,119,140 shares of our common stock. We recorded goodwill of $3,792,019 for this acquisition.

     Cash                                    $   164,791
     Receivables                                  14,043
     Stock subscription receivable               129,821
     Prepaid expenses                              4,874
     Fixed assets, net                           109,473
                                             -----------
                                                 423,002
                                             -----------
Less liabilities assumed
     Accounts payable and accrued expenses      (694,009)
     Loans payable                               (28,693)
                                             -----------
                                                (722,702)
                                             -----------
Net liabilities                              $  (299,700)
                                             ===========
Net liabilities assumed                      $   299,700
Stock issued for acquisition                     299,700
Common stock issued into escrow                3,192,619
                                             -----------
Goodwill                                     $ 3,792,019
                                             ===========

The following unaudited proforma condensed consolidating statement of operations for the year period ended December 31, 2004 gives effect to the above transaction as if it had occurred on January 1, 2004.

                        Veridicom
                      International      Cavio Corporation
                    Inc. Consolidated     for the period
                       for the year      from November 01,
                          ended          2003 to February          Proforma           Proforma
                    December 31, 2004        19, 2004            Adjustments        Consolidated
                    -----------------    -----------------    -----------------   -----------------
Revenues            $         384,853    $              --    $              --   $         384,853
(Expenses)                 (4,196,622)            (481,715)                  --          (4,678,337)
Other                          91,508               (3,367)                  --              88,141
                    -----------------    -----------------    -----------------   -----------------
Net loss            $      (3,720,261)   $        (485,082)   $              --   $      (4,205,343)
                    =================    =================    =================   =================

NEW ENTITY

On January 21, 2004 Veridicom International (Canada) Inc. ("Canada") was formed to be the Canadian operating company for the public company.

RECLASSIFICATIONS

For comparative purposes, prior period's consolidated financial statements have been reclassified to conform to report classifications of the current year.

GOODWILL

Goodwill was recorded at its purchase price and is not being amortized. the Company has evaluated its goodwill for impairment pursuant to SFAS 142 ("Goodwill and Other Intangible Assets") and SFAS 144 ("Accounting for the Impairment or Disposal of Long-Lived Assets"), and determined that the fair value of the Company's goodwill is $4,728,546.

VALUATION OF THE COMPANY'S COMMON STOCK

Unless otherwise disclosed, all stock based transactions entered into by the Company have been valued at the market value of our common stock on the date the transaction was entered into or have been valued using the Black-Scholes Model to estimate the fair market value.

CONCENTRATIONS OF CREDIT RISK

Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of trade accounts receivable. Aggregate potential credit losses have so far not exceeded management's expectations.

ADVERTISING EXPENSES

We expense advertising costs as incurred. During the period ended March 31, 2005, we did not have significant advertising costs.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash, accounts receivable, notes payables, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

INVENTORY

Inventory consists primarily of various sensors, combos and parallel port units. Inventory is valued at lower of cost (first-in, first-out) or market.

FURNITURE AND EQUIPMENT

Furniture and equipment are recorded at cost. Depreciation and amortization expense is provided on a straight-line basis using estimated useful lives of 3-7 years. Depreciation expense was $17,267 and $7,625 for the three months ended March 31, 2005 and 2004, respectively. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

PATENTS

At the acquisition of Veridicom Inc., we evaluated the unused patents and determined the costs to secure the patents outweighed their intended use and were unable to find a party interested in purchasing the patents. The patents were originally recorded at cost and were being amortized on a straight-line basis over 15 years. The Company has valued the patents at $200,000.

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, we consider all funds with original maturities of three months or less to be cash equivalents.

INCOME TAXES

We recognize deferred tax assets and liabilities for the expected future income tax consequences of events that have been recognized in the Company's financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the periods in which the temporary differences are expected to reverse.. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense represents the tax payable for the current period and the change during the period in deferred tax assets and liabilities. The Company has a net operating loss carry forward of approximately $3,800,000 expiring beginning in 2020.

REVENUE RECOGNITION

Sales of services are recorded when performed in accordance with contracts. Revenues from software sales are recorded in accordance with SOP 97-2 `Software Revenue Recognition', which requires that revenue recognized from software arrangements be allocated to the various elements of the arrangement based on the relative fair market values of the elements, such as software products, upgrades, enhancements, post contract customer support, installation or training. Revenue from product services is recognized at the time service is provided.

For fixed fee contracts, Esstec recognizes revenue based on the percentage completed, calculated as either the number of direct labor hours in the project to date divided by the estimated total direct labor hours, or based upon the completion of specific task benchmarks. It is Esstec's policy to record contract losses in their entirety in the period in which such losses can be estimated. Any revenues associated with pre-payments or pre-billings are deferred until revenue is earned. For non-fixed fee jobs, revenue is recognized as services are performed and adjusted to realization value, if necessary.

Pakistan Ltd. Recognizes revenue at the point/time the software is delivered/exported.

Veridicom Inc. recognizes revenues at the point of shipment of products.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

COMPREHENSIVE LOSS

We utilize Statement of Financial Accounting Standards ("SFAS") No. 130 "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive loss and its components in a financial statement. Comprehensive loss as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive loss, which are excluded from net loss, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive loss presented in these consolidated financial statements resulted from translations of foreign currency financial statements.

SOFTWARE DEVELOPMENT COSTS

Software development costs were expensed as research and development costs as incurred until the software reached technological feasibility in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS 86").

EARNINGS PER COMMON SHARE

We compute earnings (loss) per common share in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS No. 128). This statement simplifies the standards for computing earnings per share (EPS) previously found in Accounting Principles Board Opinion No. 15, Earnings Per Share, and makes them more comparable to international EPS standards. SFAS No. 128 replaces the presentation of primary EPS with a presentation of basic EPS. In addition, the Statement requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.

NOTE 3 - FOREIGN CURRENCY TRANSLATION

Pakistan Ltd. considers the Pakistan Rupee to be the functional currency of its operations. Cavio and Canada Inc. consider the Canadian Dollar to be the functional currency of their operations. The reporting currency of the Company is the U.S. dollar; accordingly, all amounts included in the financial statements have been translated into U.S. dollars.

--------------------------------------------------------------------------------
                                            For the period        For the period
                                                Ending                 Ending
Exchange Rates                              March 31, 2005        March 31, 2004
--------------------------------------------------------------------------------
Rupee Average                                   .01683                .01745
Rupee Period end                                .01684                .01745
Canadian Dollar Average                         .81500                .76260
Canadian Dollar Period end                      .82672                .75884
--------------------------------------------------------------------------------

NOTE 4 - ACCOUNTS RECEIVABLE, RELATED PARTY

The Company inadvertently repaid a note that was previously converted to equity. The $82,501 is fully recoverable.

NOTE 5 - FURNITURE AND EQUIPMENT

Furniture and equipment consists of the following:

-------------------------------------------------------------------------------
                                                       March 31,    December 31,
                                                         2005          2004
-------------------------------------------------------------------------------
Tooling equipment                                      $161,595      $161,595
Furniture & fixture                                      33,932        33,932
Office equipment                                         30,954        30,954
Computer hardware                                       281,225       278,185
Computer software                                       158,792       158,539
Vehicles                                                 19,818        19,818
                                                       --------      --------
                                                        686,316       683,023
Less accumulated depreciation and amortization          493,593       476,326
                                                       --------      --------
                                                       $192,723      $206,697
-------------------------------------------------------------------------------

NOTE 6 - NOTES PAYABLE, RELATED PARTIES

During the three months ending March 31, 2005, the Company reached a full settlement with a lender. Under the settlement terms, the total interest payable was to be limited to a maximum of $20,000. The Company paid, in full, $100,000 and all the accrued interest owed to the lender of $10,000. The Company also issued 25,000 shares of the Company's common stock to this lender as a loan fee valued at $106,250. A director of the Company is an associate of the lender's parent company.

NOTE 7 - STOCK-BASED COMPENSATION

The Company accounts for stock based compensation under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS
123). The standard requires the Company to present the "fair value" method with respect to stock-based compensation of consultants and other non-employees.

The Company did not change its method of accounting with respect to stock options; the Company continues to account for these under the "intrinsic value" method. The Company recognized $179,295 as stock based compensation to employees and directors of the Company for the three months ended March 31, 2005.

NOTE 8 - COMMON STOCK

Common Stock Issued during the Period to March 31, 2005

During the period ending March 31, 2005 the Company sold 61,000 shares of common stock for $100,650 less offering costs of $5,000.

STOCK OPTION PLAN

In April 2004 the Company adopted the 2004 Stock Option, Deferred Stock, and Restricted Stock Plan (the Plan) effective June 25, 2004, which provides for the granting of options to officers, directors, consultants, employees, and advisors. 2,000,000 shares of common stock are reserved under the Plan for the granting of options. The Plan is in effect until June 25, 2014. The options are exercisable to purchase stock for a period of up to ten years from the date of grant.

On February 7, 2005, the Board of Directors of the Company approved the granting of 1,025,000 shares to officers, directors and employees of the Company under the 2004 Stock Option Plan.

The stock options vest monthly over a sixty-month period. The fair value of the vested options of $71,565 was estimated using the Black-Scholes option pricing model with an expected life of five years, a risk-free interest rate of 2.43% and an expected volatility of 209%. The fair value of vested options during the year has been expensed as stock based compensation.

On April 22, 2005, the Board of Directors of the Company approved the granting of an additional 130,000 shares to employees of the Company under the 2004 Stock Option Plan.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

EMPLOYMENT AGREEMENT

The Company entered into an employment agreement with its President and Chief Executive Officer effective February 20, 2004 for one year providing for an annual salary of $175,000, ten-year stock option to purchase 150,000 shares of the Company's common stock at $3.50, and an annual bonus of $20,000 for every $1.5 million in gross consolidated revenue of the Company for said year. The agreement is automatically renewable.

The stock options vest monthly over a twenty-four month period. As at March 31, 2005, 55% of the options were vested. The fair value of the cumulative vested options of $469,705 was estimated using the Black-Scholes option pricing model with an expected life of five years, a risk-free interest rate of 2.79% and an expected volatility of 293%. The fair value of vested options during the year has been expensed as stock based compensation.

LITIGATION

Five former employees of Veridicom, Inc. have filed claims against the Company with the Labor Commissioner in the State of California. The former employees allege that the Company owes unpaid wages, salaries and vacation pay for various periods between July 2000 and November 2003 amounting to a total of $111,651. The Company has accrued for this liability in its financial statements as at March 31, 2005.

On March 21, 2005 one of the claimants signed a letter of agreement to convert his claim of $ 61,054 into stock based on the closing price of our common stock on that day of $2.40 per share, or a total of 25,439 shares for his entire claim. However, this settlement is subject to obtaining certain waivers and documents from the holders of our Callable Secured Convertible Notes.

In addition, the Company is a party to a number of other lawsuits arising in the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Company's operations, cash flows or financial position.

On March 28, 2003 the Company and one of the company's stockholders filed a lawsuit in Superior Court against a former CEO of the Company. The lawsuit alleges a breach of fiduciary duty, negligence, fraud and breach of contract claiming the CEO did not devote his efforts to the Company's product development and market strategies or maximize the profit of the business. An amount of damages has not been determined and the outcome of this lawsuit cannot be determined at this time.

NOTE 10 - GAIN ON CANCELLATION/FORGIVENESS OF DEBT

In the period ended March 31, 2005, the Company recorded $151,675 of gain on forgiveness of debt after reaching settlement agreements with certain vendors to cancel old accounts payable for reduced cash payments

The Company is currently investigating the possibility of revising certain pre-merger accounts payable estimated at $270,000.

NOTE 12 - CONVERTIBLE NOTES PAYABLE AND LONG TERM DEBT

In March 2005, the Company paid $50,000 of its unsecured loan from Global Ventures Advisors, a company controlled by a former director of the Company's subsidiary in Pakistan. The loan bears interest at 12% per annum and due on or before June 30, 2006, with an option to convert to common stock in the event of default in repayment by the Company.

On February 25, 2005, the Company completed the first of three rounds of a private placement whereby the Company will issue up to an aggregate of $5,100,000 worth of 10% callable secured notes convertible into shares of common stock of the Company and warrants to purchase up to an aggregate of 10,200,000 shares of common stock, of the Company to certain accredited investors. The closing of the first round of the Private Placement resulted in aggregate proceeds to the Company of $1,700,000. Subsequent to March 31, 2005, the Company completed the second round of the private placement resulting in aggregate proceeds amounting to $1,700,000. The third closing of $1,700,000 is contingent upon triggering events set forth in the Securities Purchase Agreement. The Notes have a term of 3 years and bear interest at 10% per annum, which is payable monthly; provided, however, that the interest rate shall reset at 0% for any monthly period in which the Company's stock price is greater than 125% of the "Initial Market Price," which is defined as 100% of the volume weighted average of the Company's common stock for the five days immediately prior to closing, as reported on the Over-the-Counter Bulletin Board. The principal payments begin in May 2005.

The notes are convertible into the Company's common stock at a conversion price equal to $1.27, which is seventy percent (70%) of the initial market price of $1.81 as defined in the agreement using the Weighted Volume Average Price ("WVAP"); provided however, that if an event of default shall have occurred and be continuing, the conversion price shall be equal to the lesser of (i) fifty percent (50%) of the initial market price or (ii) the variable conversion price, defined as the applicable percentage multiplied by the average of the average daily prices for the common stock for the five (5) days prior to the date the conversion notice is sent by the holder of the notes to the Company.

The Company also expensed the related beneficial conversion feature of $402,269 as interest.

The fair value of the beneficial conversion feature for these convertible notes and warrants issued was estimated using the Black-Scholes option pricing model with an expected life of five years, a risk-free interest rate of 2.43% and an expected volatility of 187%. The fair value of the beneficial conversion feature of $1,297,731 has been capitalized as a discount on notes payable and is being amortized as interest expense over the three-year term of the notes.

The Warrants are exercisable at any time for a period of five years from the date of issuance. The Series A Warrants have an exercise price of $3.00 per share and the Series B Warrants have an exercise price of $5.00 per share.

As an inducement to participate in the Private Placement, the Company granted the Note Holders a security interest in all of its intellectual property.

The Company incurred a total of $221,707 in legal expenses and commissions to complete the first round of a private placement. These costs are being capitalized and amortized over the three-year term of the note.

The Company also recorded as deferred finance costs the fair value of 107,087 warrants issued as consideration for placement agent services provided by Joseph Stevens & Company Inc. ("JSC") in connection with the Private Placement. The fair value of these warrants was estimated at $176,707 using the Black-Scholes option pricing model with an expected life of five years, a risk-free interest rate of 2.43% and an expected volatility of 187%. The Company also issued an additional 100,000 warrants to JSC, which are restricted for one year.

NOTE 13 - OFFICE CLOSING

On April 15, 2004 the Company permanently closed the offices of Veridicom, Inc. in Sunnyvale, California and is currently in the process of integrating and consolidating its software and hardware product divisions at its offices in Vancouver, British Columbia, Canada. The direct costs incurred by the company to-date, with respect to the closure and relocation of the Sunnyvale operations, amount to $31,575.

NOTE 14 - SUBSEQUENT EVENTS

On April 22, 2005, the Board of Directors of the Company approved the granting of an additional 130,000 shares to employees of the Company under the 2004 Stock Option Plan

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

      Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has sole discretion to indemnify our officers and other employees. We may limit the extent of such indemnification by individual contracts with our directors and executive officers, but have not done so. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

      We also have directors' and officers' liability insurance.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee                                                  $11,116.81
Printing and engraving expenses                                         5,000.00
Legal fees and expenses                                                40,000.00
Accounting fees and expenses                                           10,000.00
Transfer agent and registrar's fees and expenses                        5,000.00
Miscellaneous expenses                                                  5,000.00
                                                                      ----------
      Total......................................................     $76,116.81
                                                                      ==========

      The Registrant has agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares of common stock being offered and sold by the selling stockholders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

---------------------------------------------------------------------------------------------------------------------------------
Name                                    Title of Securities       Date of Sale           Amount of          Consideration
                                                                                         Securities Sold
---------------------------------------------------------------------------------------------------------------------------------
Pei-Mei Lee                             Common Stock              February, 2002         10,000 shares       $50,000
---------------------------------------------------------------------------------------------------------------------------------
Tina Chiu                               Common Stock              February, 2002         7,000 shares        $35,000
---------------------------------------------------------------------------------------------------------------------------------
Ahmed Abdul Latif & Abdul Latif Saquib  Common Stock              March, 2002            25,000 shares       Exercise of
                                                                                                             warrants for
                                                                                                             settlement of
                                                                                                             deferred
                                                                                                             compensation
                                                                                                             valued at $7,500
---------------------------------------------------------------------------------------------------------------------------------
Abdul Samad Khan                        Common Stock              March, 2002            113,745 shares      $34,124
---------------------------------------------------------------------------------------------------------------------------------
Knightrider Investments Ltd             Common Stock              March, 2002            17,500 shares       $5,250
---------------------------------------------------------------------------------------------------------------------------------
Samar A Khan                            Common Stock              March, 2002            142,857 shares      $42,857
---------------------------------------------------------------------------------------------------------------------------------
Ucino Finance Ltd.                      Common Stock              July, 2002             83,333 shares       Exercise of
                                                                                                             warrants for
                                                                                                             $25,000 in cash
---------------------------------------------------------------------------------------------------------------------------------
Winthrop Venture Fund Ltd.              Common Stock              December, 2002         53,500 shares       Settlement of
                                                                                                             interest expense
                                                                                                             valued at $267,500
---------------------------------------------------------------------------------------------------------------------------------
Mohammed Khan                           Common Stock              December, 2002         50,000 shares       Exercise of
                                                                                                             warrants for
                                                                                                             $15,000 in cash
---------------------------------------------------------------------------------------------------------------------------------
Abdul Samad Khan                        Common Stock              December, 2002         1,755 shares        Exercise of
                                                                                                             warrants for $527
                                                                                                             in cash
---------------------------------------------------------------------------------------------------------------------------------
Knightrider Investments Ltd             Common Stock              December, 2002         69,995 shares       Exercise of
                                                                                                             warrants for
                                                                                                             $20,999 in cash
---------------------------------------------------------------------------------------------------------------------------------
Munaf Kadri                             Common Stock              December, 2002         1,000 shares        Exercise of
                                                                                                             warrants for $300
                                                                                                             in cash
---------------------------------------------------------------------------------------------------------------------------------
Irfan Vakil                             Common Stock              December, 2002         1,000 shares        Exercise of
                                                                                                             warrants for $300
                                                                                                             in cash
---------------------------------------------------------------------------------------------------------------------------------
Tehmina Basit                           Common Stock              December, 2002         5,000 shares        Exercise of
                                                                                                             warrants for
                                                                                                             $1,500 in cash
---------------------------------------------------------------------------------------------------------------------------------
Ucino Finance Ltd.                      Common Stock              December, 2002         90,498 shares       Exercise of
                                                                                                             warrants for
                                                                                                             $27,149 in cash
---------------------------------------------------------------------------------------------------------------------------------
Ucino Finance Ltd.                      Common Stock              December, 2002         74,253 shares       Exercise of
                                                                                                             warrants for
                                                                                                             $22,276 in cash
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Name                                    Title of Securities       Date of Sale           Amount of          Consideration
                                                                                         Securities Sold
---------------------------------------------------------------------------------------------------------------------------------
Mohammed Khan                           Common Stock              December, 2002         50,000 shares       Exercise of
                                                                                                             warrants for
                                                                                                             $15,000 in cash
---------------------------------------------------------------------------------------------------------------------------------
121 previous shareholders of            1,515,897 shares of       April 28, 2003         1,515,897 shares    Issued in
Esstec Inc                              Common Stock                                                         connection with a
                                                                                                             merger with Esstec
                                                                                                             Inc.
---------------------------------------------------------------------------------------------------------------------------------
Dr. Ron B. Lerch                        11% Subordinated          April, 2003            Aggregate total     $25,000
                                        Promissory Note Subject                          principal of
                                        To Conversion                                    $25,000
---------------------------------------------------------------------------------------------------------------------------------
Hong-Jiun Chen                          11% Subordinated          April, 2003            Aggregate total     $20,000
                                        Promissory Note Subject                          principal of
                                        To Conversion                                    $20,000
---------------------------------------------------------------------------------------------------------------------------------
Vicki Matsushita                        11% Subordinated          April, 2003            Aggregate total     $15,000
                                        Promissory Note Subject                          principal of
                                        To Conversion                                    $15,000
---------------------------------------------------------------------------------------------------------------------------------
Wei H. Tang                             11% Subordinated          April, 2003            Aggregate total     $10,000
                                        Promissory Note Subject                          principal of
                                        To Conversion                                    $10,000
---------------------------------------------------------------------------------------------------------------------------------
Chiu-Yueh Chen                          11% Subordinated          April, 2003            Aggregate total     $80,000
                                        Promissory Note Subject                          principal of
                                        To Conversion                                    $80,000
---------------------------------------------------------------------------------------------------------------------------------
Fang Wen Chung                          11% Subordinated          May, 2003              Aggregate total     $15,000 cash
                                        Promissory Note Subject                          principal of
                                        To Conversion                                    $15,000
---------------------------------------------------------------------------------------------------------------------------------
Sinlex                                  11.5% Subordinated        October, 2003          Aggregate total     $80,000 cash
                                        Promissory Note Subject                          principal of
                                        To Conversion                                    $80,000
---------------------------------------------------------------------------------------------------------------------------------
Chiu-Yueh Chen                          11.5% Subordinated        October, 2003          Aggregate total     $25,000 cash
                                        Promissory Note Subject                          principal of
                                        To Conversion                                    $25,000
---------------------------------------------------------------------------------------------------------------------------------
Dr. Raza Pasha                          12.5% Subordinated        November, 2003         Aggregate total     $20,000 cash
                                        Promissory Note Subject                          principal of
                                        To Conversion                                    $20,000
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Name                                    Title of Securities       Date of Sale           Amount of          Consideration
                                                                                         Securities Sold
---------------------------------------------------------------------------------------------------------------------------------
Dr. Nikko                               12.5% Subordinated        November, 2003         Aggregate total     $25,000 cash
                                        Promissory Note Subject                          principal of
                                        To Conversion                                    $$25,000
---------------------------------------------------------------------------------------------------------------------------------
Drs. Pahlavan & Nguyen                  12.5% Subordinated        December, 2003         Aggregate total     $51,550 cash
                                        Promissory Note Subject                          principal of
                                        To Conversion                                    $51,550
---------------------------------------------------------------------------------------------------------------------------------
Nadim Malik                             Common Stock              December, 2003         2,000 shares        $10,000 cash
---------------------------------------------------------------------------------------------------------------------------------
Mohammad Khan                           Common Stock              December, 2003         2,500 shares        $10,000 cash

---------------------------------------------------------------------------------------------------------------------------------
Kuo Ching Hsiang                        Common Stock              December, 2003         14,285 shares       $50,000 cash

---------------------------------------------------------------------------------------------------------------------------------
Fang Wu Hsing                           Common Stock              December, 2003         14,285 shares       $50,000 cash

---------------------------------------------------------------------------------------------------------------------------------
Li Wei Hsiu                             Common Stock              December, 2003         22,223 shares       $100,000 cash

---------------------------------------------------------------------------------------------------------------------------------
Yeh Lun Chun                            Common Stock              December, 2003         11,112 shares       $50,000 cash

---------------------------------------------------------------------------------------------------------------------------------
Lin Jenn Shing                          Common Stock              December, 2003         11,112 shares       $50,000 cash

---------------------------------------------------------------------------------------------------------------------------------
Salim Mohamed                           Common Stock              December, 2003         50,000 shares       $174,600 cash

---------------------------------------------------------------------------------------------------------------------------------
Thomas Chia Yu                          Common Stock              December, 2003         22,223 shares       $100,000 cash

---------------------------------------------------------------------------------------------------------------------------------
John Tsai                               Common Stock              December, 2003         5,556 shares        $25,000 cash
---------------------------------------------------------------------------------------------------------------------------------
Charles Lesser                          Common Stock              December, 2003         20,000 shares       Settlement for
                                                                                                             services rendered
                                                                                                             valued at $58,800
---------------------------------------------------------------------------------------------------------------------------------
10 previous shareholders of             Common Stock              November 25, 2003      3,500,000 shares    Issued in
Veridicom, Inc.                                                                                              connection with a
                                                                                                             merger with
                                                                                                             Veridicom, Inc.
---------------------------------------------------------------------------------------------------------------------------------
Mohammed Binhezain                      Common Stock              March, 2004            353,846 shares      $1,150,000 cash
---------------------------------------------------------------------------------------------------------------------------------
Chy International                       Common Stock              March, 2004            5,556 shares        $25,000 cash
---------------------------------------------------------------------------------------------------------------------------------
C. Tsui                                 Common Stock              March, 2004            11,111 shares       $49,983
---------------------------------------------------------------------------------------------------------------------------------
370 previous shareholders of Cavio      Common Stock              March, 2004            5,119,140 shares    Issued in
Corporation                                                                                                  connection with a
                                                                                                             merger with Cavio
                                                                                                             Corporation
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Name                                    Title of Securities       Date of Sale           Amount of          Consideration
                                                                                         Securities Sold
---------------------------------------------------------------------------------------------------------------------------------
Wing                                    Common Stock              March, 2004            584 shares          Exercise of stock
                                                                                                             options for $943
                                                                                                             in cash
---------------------------------------------------------------------------------------------------------------------------------
Brian Dougherty                         Common Stock              March, 2004            6,724 shares        Exercise of stock
                                                                                                             options for
                                                                                                             $10,850 in cash
---------------------------------------------------------------------------------------------------------------------------------
Robert Hughes                           Common Stock              March, 2004            1,252 shares        Exercise of stock
                                                                                                             options for $2,020
                                                                                                             in cash
---------------------------------------------------------------------------------------------------------------------------------
Dr. Ron B. Lerch                        Common Stock              May, 2004              23,809 shares       Conversion of
                                                                                                             Notes valued at
                                                                                                             $25,000
---------------------------------------------------------------------------------------------------------------------------------
Hong-Jiun Chen                          Common Stock              May, 2004              19,047 shares       Conversion of
                                                                                                             Notes valued at
                                                                                                             $20,000
---------------------------------------------------------------------------------------------------------------------------------
Vicki Matsushita                        Common Stock              May, 2004              14,285 shares       Conversion of
                                                                                                             Notes valued at
                                                                                                             $15,000
---------------------------------------------------------------------------------------------------------------------------------
Wei H. Tang                             Common Stock              May, 2004              9,524 shares        Conversion of
                                                                                                             Notes valued at
                                                                                                             $10,000
---------------------------------------------------------------------------------------------------------------------------------
Chiu-Yueh Chen                          Common Stock              May, 2004              76,189 shares       Conversion of
                                                                                                             Notes valued at
                                                                                                             $80,000
---------------------------------------------------------------------------------------------------------------------------------
Fang Wen Chung                          Common Stock              May, 2004              14,285 shares       Conversion of
                                                                                                             Notes valued at
                                                                                                             $15,000
---------------------------------------------------------------------------------------------------------------------------------
Meng Hansuli Herrn                      Common Stock              June, 2004             5,000 shares        $25,000 cash
---------------------------------------------------------------------------------------------------------------------------------
Martin Zahner Herr                      Common Stock              June, 2004             15,000 shares       $75,000 cash
---------------------------------------------------------------------------------------------------------------------------------
Looser Werner                           Common Stock              June, 2004             4,600 shares        $23,000 cash
---------------------------------------------------------------------------------------------------------------------------------
Caincario Kraenzlin                     Common Stock              June, 2004             3,000 shares        $15,000 cash
---------------------------------------------------------------------------------------------------------------------------------
Zurich Investors                        Common Stock              June, 2004             14,000 shares       $42,000 cash
---------------------------------------------------------------------------------------------------------------------------------
Juerg Wittich                           Common Stock              June, 2004             3,000 shares        $15,000 cash
---------------------------------------------------------------------------------------------------------------------------------
Conseillers Suisse                      Common Stock              June, 2004             10,000 shares       $50,000 cash
---------------------------------------------------------------------------------------------------------------------------------
Kilian Schwizer                         Common Stock              June, 2004             7,000 shares        $35,000 cash
---------------------------------------------------------------------------------------------------------------------------------
Rainer Hezte                            Common Stock              June, 2004             3,380 shares        $16,900 cash
---------------------------------------------------------------------------------------------------------------------------------
Wolfgang Haslinger                      Common Stock              June, 2004             2,300 shares        $11,500 cash
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Name                                    Title of Securities       Date of Sale           Amount of          Consideration
                                                                                         Securities Sold
---------------------------------------------------------------------------------------------------------------------------------
Global Ventures                         Loan Agreement With       July, 2004             Aggregate total     $416,214 cash
                                        Conversion Right in the                          principal of
                                        event of default in                              $416,214
                                        repayment
---------------------------------------------------------------------------------------------------------------------------------
Sze Wai Shan                            Common Stock              September, 2004        10,000 shares       $45,000 cash
---------------------------------------------------------------------------------------------------------------------------------
Rebecca Lu                              Common Stock              September, 2004        6,000 shares        $27,000 cash
---------------------------------------------------------------------------------------------------------------------------------
Joerg Niedermann                        Common Stock              September, 2004        5,400 shares        $27,000 cash
---------------------------------------------------------------------------------------------------------------------------------
Hermann Wolz                            Common Stock              September, 2004        2,000 shares        $10,000 cash
---------------------------------------------------------------------------------------------------------------------------------
Chan Kay Mau                            Common Stock              December, 2004         4,065 shares        $12,600 cash
---------------------------------------------------------------------------------------------------------------------------------
Chow Yue Chung                          Common Stock              December, 2004         20,000 shares       $61,200 cash
---------------------------------------------------------------------------------------------------------------------------------
Edward Carter Chan                      Common Stock              December, 2004         16,000 shares       $50,400 cash
---------------------------------------------------------------------------------------------------------------------------------
Chan Kim Kung                           Common Stock              December, 2004         20,000 shares       $61,200 cash
---------------------------------------------------------------------------------------------------------------------------------
Sze Wai Shan                            Common Stock              December, 2004         5,000 shares        $17,500 cash
---------------------------------------------------------------------------------------------------------------------------------
Skywill Trading Limited                 Common Stock              December, 2004         500,000 shares      $1,000,000 cash
---------------------------------------------------------------------------------------------------------------------------------
Beaufort                                Common Stock              December, 2004         25,000 shares       For loan fees
                                                                                                             valued at $106,250
---------------------------------------------------------------------------------------------------------------------------------
AJW Offshore, Ltd.                      Callable Secured          February, 2005         Principal of        $450,000 cash
                                        Convertible Notes                                $450,000 and
                                        and Common Stock                                 900,000 shares
                                        Purchase Warrants
---------------------------------------------------------------------------------------------------------------------------------
AJW Qualified Partners, LLC             Callable Secured          February, 2005         Principal of        $390,000 cash
                                        Convertible Notes                                $390,000 and
                                        and Common Stock                                 780,000 shares
                                        Purchase Warrants
---------------------------------------------------------------------------------------------------------------------------------
AJW Partners, LLC                       Callable Secured          February, 2005         Principal of        $140,000 cash
                                        Convertible Notes                                $140,000 and
                                        and Common Stock                                 280,000 shares
                                        Purchase Warrants
---------------------------------------------------------------------------------------------------------------------------------
New Millennium Capital Partners II,     Callable Secured          February, 2005         Principal of        $20,000 cash
LLC                                     Convertible Notes                                $20,000 and
                                        and Common Stock                                 40,000 shares
                                        Purchase Warrants
---------------------------------------------------------------------------------------------------------------------------------
Alpha Capital                           Callable Secured          February, 2005         Principal of        $200,000 cash
                                        Convertible Notes                                $200,000 and
                                        and Common Stock                                 400,000 shares
                                        Purchase Warrants
---------------------------------------------------------------------------------------------------------------------------------
Enable Growth Partners, L.P.            Callable Secured          February, 2005         Principal of        $100,000 cash
                                        Convertible Notes                                $100,000 and
                                        and Common Stock                                 200,000 shares
                                        Purchase Warrants
---------------------------------------------------------------------------------------------------------------------------------
Whalehaven Capital Fund Limited         Callable Secured          February, 2005         Principal of        $200,000 cash
                                        Convertible Notes                                $200,000 and
                                        and Common Stock                                 400,000 shares
                                        Purchase Warrants
---------------------------------------------------------------------------------------------------------------------------------
Meadowbrook Opportunity Fund LLC        Callable Secured          February, 2005         Principal of        $120,000 cash
                                        Convertible Notes                                $120,000 and
                                        and Common Stock                                 240,000 shares
                                        Purchase Warrants
---------------------------------------------------------------------------------------------------------------------------------
TCMP3 Partners                          Callable Secured          February, 2005         Principal of        $80,000 cash
                                        Convertible Notes                                $80,000 and
                                        and Common Stock                                 160,000 shares
                                        Purchase Warrants
---------------------------------------------------------------------------------------------------------------------------------
Philip Benanti                          Common Stock Purchase     February, 2005         38,829 shares       For services
                                        Warrants                                                             provided to the
                                                                                                             Registrant
---------------------------------------------------------------------------------------------------------------------------------
GunnAllen Financial                     Common Stock Purchase     February, 2005         16,567              For services
                                        Warrants                                         shares              provided to the
                                                                                                             Registrant
---------------------------------------------------------------------------------------------------------------------------------
Joseph Stevens & Co., Inc.              Common Stock Purchase     February, 2005         77,657              For services
                                        Warrants                                         shares              provided to the
                                                                                                             Registrant
---------------------------------------------------------------------------------------------------------------------------------
Michele Markowitz                       Common Stock Purchase     February, 2005         10,400              For services
                                        Warrants                                         shares              provided to the
                                                                                                             Registrant
---------------------------------------------------------------------------------------------------------------------------------
Fabio Migliaccio                        Common Stock Purchase     February, 2005         4,005               For services
                                        Warrants                                         shares              provided to the
                                                                                                             Registrant
---------------------------------------------------------------------------------------------------------------------------------
Patricia Sorbara                        Common Stock Purchase     February, 2005         10,400              For services
                                        Warrants                                         shares              provided to the
                                                                                                             Registrant
---------------------------------------------------------------------------------------------------------------------------------
Anthony St. Clair                       Common Stock Purchase     February, 2005         38,829              For services
                                        Warrants                                         shares              provided to the
                                                                                                             Registrant
---------------------------------------------------------------------------------------------------------------------------------
Anthony Varbero                         Common Stock Purchase     February, 2005         10,400              For services
                                        Warrants                                         shares              provided to the
                                                                                                             Registrant
---------------------------------------------------------------------------------------------------------------------------------
Sichenzia Ross Friedman Ference LLP     Common Stock              April, 2005            50,000 shares       For legal services
                                                                                                             provided to the
                                                                                                             Registrant
---------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Name                               Title of Securities  Date of Sale        Amount of         Consideration
                                                                            Securities Sold
------------------------------------------------------------------------------------------------------------------
Enable Growth Partners, L.P.       Callable Secured     April, 2005         Principal of      $100,000 cash
                                   Convertible Notes                        $100,000 and
                                   and Common                               200,000 shares
                                   February,
                                   2005Stock Purchase
                                   Warrants
--------------------------------------------------------------------------------------------------------------
Whalehaven Capital Fund Limited    Callable Secured     April, 2005         Principal of      $200,000 cash
                                   Convertible Notes                        $200,000 and
                                   and Common Stock                         400,000 shares
                                   Purchase Warrants
--------------------------------------------------------------------------------------------------------------
Meadowbrook Opportunity Fund LLC   Callable Secured     April, 2005         Principal of      $120,000 cash
                                   Convertible Notes                        $120,000 and
                                   and Common Stock                         240,000 shares
                                   Purchase Warrants
--------------------------------------------------------------------------------------------------------------
TCMP3 Partners                     Callable Secured     April, 2005         Principal of      $80,000 cash
                                   Convertible Notes                        $80,000 and
                                   and Common Stock                         160,000 shares
                                   Purchase Warrants
--------------------------------------------------------------------------------------------------------------
AJW Offshore, Ltd.                 Callable Secured     May, 2005           Principal of      $450,000 cash
                                   Convertible Notes                        $450,000 and
                                   and Common Stock                         900,000 shares
                                   Purchase Warrants
--------------------------------------------------------------------------------------------------------------
AJW Qualified Partners, LLC        Callable Secured     May, 2005           Principal of      $390,000 cash
                                   Convertible Notes                        $390,000 and
                                   and Common Stock                         780,000 shares
                                   Purchase Warrants
--------------------------------------------------------------------------------------------------------------
AJW Partners, LLC                  Callable Secured     May, 2005           Principal of      $140,000 cash
                                   Convertible Notes                        $140,000 and
                                   and Common Stock                         280,000 shares
                                   Purchase Warrants
--------------------------------------------------------------------------------------------------------------
New Millennium Capital Partners    Callable Secured     May, 2005           Principal of      $20,000 cash
II, LLC                            Convertible Notes                        $20,000 and
                                   and Common Stock                         40,000 shares
                                   Purchase Warrants
--------------------------------------------------------------------------------------------------------------
Alpha Capital                      Callable Secured     May, 2005           Principal of      $200,000 cash
                                   Convertible Notes                        $200,000 and
                                   and Common Stock                         400,000 shares
                                   Purchase Warrants
--------------------------------------------------------------------------------------------------------------


      * All of the above offerings and sales were deemed to be exempt under
Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

           ITEM 27. EXHIBITS.

(A)        Exhibits

Exhibit
Number     Description of Exhibit

2.1 Agreement and Plan of Merger dated April 23, 2003 by and among the Registrant (formerly Alpha Virtual, Inc.), Alpha Acquisition Corporation and EssTec, Inc. (incorporated by reference to Exhibit
           10.25 to the Registrant's current report on Form 8-K filed with the SEC on May 5, 2003).

2.2 Agreement and Plan of Merger dated November 25, 2003 by and among the Registrant (formerly Alpha Virtual, Inc.), A/V Acquisition Corporation and Veridicom, Inc. (incorporated by reference to Exhibit No. 2.1 to the Registrant's current report on Form 8-K filed with the SEC on December 10, 2003).

2.3 Agreement and Plan of Merger dated January 16, 2004 between the Registrant (formerly Alpha Virtual, Inc.), A/VII Acquisition Corporation and Veridicom, Inc. and Cavio Corporation (incorporated by reference to Exhibit 2.1 to the Registrant's current report on Form 8-K filed with the SEC on February 23, 2004).

2.3(a) Amendment No. 1 to Agreement and Plan of Merger dated January 16, 2004 between the Registrant (formerly Alpha Virtual, Inc.), A/VII Acquisition Corporation and Veridicom, Inc. and Cavio Corporation (incorporated by reference to Exhibit 2.2 to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2004).

3.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Definitive Information Statement on Schedule 14C filed with the SEC on February 3, 2004).

3.2        Amended and Restated By-Laws (incorporated by reference to Exhibit
           3.2 to the Registrant's Information Statement on Schedule 14C filed with the SEC on February 3, 2004).

4.1 Form of 10% Secured Convertible Notes dated as of February 25, 2005 by and between the Registrant and the Note Holders indicated on the schedule thereto (incorporated by reference to Exhibit 4.1 to the Registrant's current report on Form 8-K filed with the SEC on March 2, 2005).

4.2 Form of Stock Purchase Warrant (Series A) dated as of February 25, 2005 by and between the Registrant and the Warrant Holders indicated on the schedule thereto (incorporated by reference to Exhibit 4.2 to the Registrant's current report on Form 8-K filed with the SEC on March 2, 2005).

4.3 Form of Stock Purchase Warrant (Series B) dated as of February 25, 2005 by and between the Registrant and the Warrant Holders indicated on the schedule thereto (incorporated by reference to Exhibit 4.3 to the Registrant's current report on Form 8-K filed with the SEC on March 2, 2005).

4.4 Registration Rights Agreement dated February 25, 2005 by and among the Registrant and the investors signatory thereto (incorporated by reference to Exhibit 4.4 to the Registrant's current report on Form 8-K filed with the SEC on March 2, 2005).


4.5 Form of 10% Secured Convertible Notes dated as of April 29, 2005 by and between the Registrant and the Note Holders indicated on the schedule thereto (incorporated by reference to Exhibit 4.5 to the Registrant's current report on Form 8-K filed with the SEC on May 10,
           2005).

4.6 Form of Stock Purchase Warrant (Series A) dated as of April 29, 2005 by and between the Registrant and the Warrant Holders indicated on the schedule thereto (incorporated by reference to Exhibit 4.6 to the Registrant's current report on Form 8-K filed with the SEC on on May 10, 2005).

4.7 Form of Stock Purchase Warrant (Series B) dated as of April 29, 2005 by and between the Registrant and the Warrant Holders indicated on the schedule thereto (incorporated by reference to Exhibit 4.7 to the Registrant's current report on Form 8-K filed with the SEC on on May 10, 2005).

4.8 Amendment to 10% Secured Convertible Notes by and between the Registrant and the Note Holders indicated on the signature page thereto.


5.1        Opinion of Sichenzia Ross Friedman Ference LLP

10.1 1999 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant's quarterly report on Form 10-QSB for the period ended September 30, 1999).

10.2 Employment agreement dated August 15, 2003 between the Registrant and Paul Mann (incorporated by reference to Exhibit 10.2 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2003).

10.3 Commercial Lease dated February 20, 2004 by and between Gastown Investment 21 Ltd. and the Registrant (formerly Alpha Virtual, Inc.) (incorporated by reference to Exhibit 10.3 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2003).

Exhibit
Number     Description of Exhibit

10.4 Rental Agreement dated April 30, 2004 by and between Insignia Corporate Establishments and the Registrant (incorporated by reference to Exhibit 10.4 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2003).

10.5 2004 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference to Exhibit A to the Registrant's Definitive Proxy Statement on Schedule 14A filed with the SEC on June 4, 2004).

10.6 Securities Purchase Agreement, dated February 25, 2005, by and among the Registrant and the purchasers listed on the schedule thereto (incorporated by reference to Exhibit 10.1 to the Registrant's current report on Form 8-K filed with the SEC on March 2, 2005).

10.7 Intellectual Property Security Agreement, dated February 25, 2005, by and among the Registrant, EssTec, Inc., Veridicom, Inc., Cavio Corporation, Veridicom International (Canada), Essential Tec Pakistan (Private) Limited, Veridicom International (Europe) Limited, Veridicom KK, and the secured parties signatory thereto (incorporated by reference to Exhibit 10.2 to the Registrant's current report on Form 8-K filed with the SEC on March 2, 2005).

21.1 List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2004).

23.1       Consent of AJ. Robbins PC.

23.2       Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit
           5.1).

24.1       Power of Attorney (included on signature page).

(B)   Financial Statement Schedules

      All such schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Seattle, State of Washington, on April 26, 2005.

                                       Veridicom International, Inc.


                                       By: /s/ Paul Mann
                                           -------------------------------------
                                           Paul Mann
                                           President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


   SIGNATURE                                       TITLE                                     DATE
-------------------------   ---------------------------------------------------------   --------------
     /s/ Paul Mann          Chief Executive Officer, President and Director             June 21, 2006
-------------------------   (Principal Executive Officer)
         Paul Mann


    /s/ Bashir Jaffer       Chief Financial Officer (Principal Financial and            June 21, 2006
-------------------------   Accounting Officer) and Secretary
        Bashir Jaffer


     /s/ Saif Mansour        Director                                                   June 21, 2006
-------------------------
         Saif Mansour


     /s/ Bill Cheung        Director                                                    June 21, 2006
-------------------------
         Bill Cheung


                            Director
-------------------------
     Jeremy Coles


                            Director                                                    June 21, 2006
-------------------------
    Shannon McCallum